 As filed with the Securities and Exchange Commission on October 9, 1997
                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ----------------------
                                    FORM S-3
                            Registration Statement
                                      Under
                            The Securities Act of 1933
                              ----------------------


     COMMUNITY FIRST BANKSHARES, INC.                 CFB CAPITAL II
      (Exact name of registrant as           (Exact name of co-registrant as
       specified in its charter)                 specified in its charter)

               DELAWARE                                 DELAWARE
     (State or other jurisdiction of         (State or other jurisdiction of
      incorporation or organization)          incorporation or organization)

              46-0391436                               Applied For
  (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

           520 Main Avenue                 c/o Community First Bankshares, Inc.
    Fargo, North Dakota 58124-0001                   520 Main Avenue
           (701) 298-5600                    Fargo, North Dakota 58124-0001
      (Address including zip code,                   (701) 298-5600
     and telephone number,including           (Address including zip code,
  area code, of registrant's principal       and telephone number, including
          executive office)                   area code, of co-registrant's
                                               principal executive office)

        ______________________________________________________________________


                                 Donald R. Mengedoth
                                      President
                           Community First Bankshares, Inc.
                                   520 Main Avenue
                            Fargo, North Dakota 58124-0001
                                    (701) 298-5600
               (Name, address, including zip code, and telephone number
                      including area code, of agent for service)

        _______________________________________________________________________

                                      COPIES TO:
          Patrick Delaney                         David B. Miller
          Martin R. Rosenbaum                     Keyna P. Skeffington
          Lindquist & Vennum P.L.L.P.             Faegre & Benson, LLP
          4200 IDS Center                         2200 Norwest Center
          80 South 8th Street                     90 South Seventh Street
          Minneapolis, Minnesota 55402            Minneapolis, Minnesota  55402
          Telephone:  (612) 371-3211              Telephone: (612) 336-3000

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                             Proposed          Proposed
                                                              Maximum           Maximum          Amount of
   Title of Each Class of                  Amount to be       Offering          Aggregate      Registration
 Securities to be Registered               Registered(1)       Price            Offering            Fee
                                                             Per Unit(1)        Price
-----------------------------------------------------------------------------------------------------------------------
___% Cumulative Capital Securities of
  CFB Capital II........................     1,600,000          $25.00        $40,000,000          $12,121
-----------------------------------------------------------------------------------------------------------------------
___% Junior Subordinated Debentures of
  Community First Bankshares, Inc. (2)          (2)               --               --                 --
-----------------------------------------------------------------------------------------------------------------------
Guarantee of Community First Bank-
  shares, Inc. with respect to the ___%
  Cumulative Capital Securities (3).....        (3)               --               --                 --
-----------------------------------------------------------------------------------------------------------------------
Total Registration Fee .................        --                --               --              $12,121
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a).
(2) The ____% Junior Subordinated Debentures (the "Junior Subordinated Debentures") will be purchased by CFB Capital II, with the proceeds of the sale of the ____% Cumulative Capital Securities (the "Capital Securities"). No separate consideration will be received for the Junior Subordinated Debentures. The Junior Subordinated Debentures may later be distributed for no additional consideration to the holders of the Capital Securities upon CFB Capital II's dissolution and the distribution of its assets.
(3) This Registration Statement is deemed to cover the Junior Subordinated Debentures of Community First Bankshares, Inc. (the "Company"), the rights of holders of the Junior Subordinated Debentures of the Company under the Indenture, the rights of holders of the Capital Securities under the Amended and Restated Trust Agreement, the Guarantee, the Expense Agreement entered into by the Company and certain backup undertakings as described herein. No separate consideration will be received for the Guarantee or such backup undertakings.

               -------------------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

              Subject to completion, dated October __, 1997

PROSPECTUS
DATED _____________, 1997

                         1,600,000 CAPITAL SECURITIES
                                 CFB Capital II
                     ____% Cumulative Capital Securities
                 (Liquidation Amount $25 per Capital Security)
         Fully and Unconditionally Guaranteed, as Described Herein, by

                                  [CFB LOGO]

The _____% Cumulative Capital Securities (the "Capital Securities") offered hereby represent undivided beneficial interests in the assets of CFB Capital II, a statutory business trust formed under the laws of the State of Delaware ("CFB Capital II"). Community First Bankshares, Inc., a Delaware corporation (the "Company"), will be the owner of all of the beneficial interests represented by common securities of CFB Capital II (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). CFB Capital II exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in____% Junior Subordinated Debentures (the "Junior Subordinated Debentures") to be issued by the Company. The Junior Subordinated Debentures will mature on December 15, 2027, which date may be shortened (such date, as it may be shortened, the "Stated Maturity") to a date not earlier than December 15, 2002 if certain conditions are met (including the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities, which will be held by the Company. See "Description of the Capital Securities -- Subordination of Common Securities of CFB Capital II Held by the Company."

                                                       (CONTINUED ON NEXT PAGE)

SEE "RISK FACTORS" COMMENCING ON PAGE __ HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BY ANY OTHER GOVERNMENTAL AGENCY, OR OTHERWISE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                           Price to     Underwriting            Proceeds to
                            Public      Commission (1)     CFB Capital II (2)(3)
-------------------------------------------------------------------------------
Per Capital Security...     $25.00           (2)
-------------------------------------------------------------------------------
Total..................                      (2)
-------------------------------------------------------------------------------

(1) The Company and CFB Capital II have agreed to indemnify the Underwriters named herein against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that all of the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay the Underwriters as compensation for arranging the investment therein of such proceeds, $_________ per Capital Security, or $_________ in the aggregate. See "Underwriting."

(3) Before deducting offering expenses payable by the Company estimated at $__________.

The Capital Securities are being offered by the Underwriters named herein subject to prior sale and when, as and if delivered to and accepted by the Underwriters. It is expected that the Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about _______________, 1997, against payment therefor in immediately available funds.

PIPER JAFFRAY INC.                                               DAIN BOSWORTH
                                                                 INCORPORATED

(CONTINUED FROM PREVIOUS PAGE)

Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the 15th day of March, June, September and December of each year (subject to possible deferral as described below), commencing March 15, 1998, at the annual rate of ____% of the Liquidation Amount of $25 per Capital Security ("Distributions"). The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due. The Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to its capital stock or to make any payment with respect to its debt securities that rank PARI PASSU with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of ____% per annum, compounded quarterly, and holders of the Capital Securities will be required to accrue income and will be required to pay United States federal income tax on that income. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

The Company has, through the Guarantee, Amended and Restated Trust Agreement, Junior Subordinated Debentures, Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of CFB Capital II's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." Under the Guarantee, the Company guarantees the payment of Distributions by CFB Capital II and payments on liquidation of or redemption of the Capital Securities (subordinate to the right to payment of Senior and Subordinated Debt of the Company, as defined herein) to the extent of funds held by CFB Capital II. The Guarantee does not cover payment of Distributions when CFB Capital II does not have sufficient funds to pay such Distributions. See "Description of Guarantee." If the Company does not make required payments on the Junior Subordinated Debentures held by CFB Capital II, CFB Capital II will have insufficient funds to pay Distributions on the Capital Securities. In such event, a holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of the Capital Securities." The obligations of the Company under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company. The obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein will rank PARI PASSU with the Company's current and future obligations under debt securities (and guarantees in respect of those debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company ("Trust Related Securities") in connection with the issuance by that entity of preferred securities or other securities.

The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the underlying Junior Subordinated Debentures at maturity or to the extent of their earlier redemption in an amount equal to the amount of Junior Subordinated Debentures maturing or being redeemed. The redemption price will equal the aggregate liquidation preference of the Capital Securities plus any accumulated and unpaid Distributions thereon to the date of redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to any required prior approval of the Federal Reserve, (i) on or after December 15, 2002, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein), in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of the Capital Securities -- Redemption."
               (CONTINUED ON NEXT PAGE)
 3

(CONTINUED FROM PREVIOUS PAGE)

The Company will have the right at any time to terminate CFB Capital II and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of CFB Capital II, subject to the Company having received prior approval of the Federal Reserve if required. See "Description of the Capital Securities -- Redemption." The Junior Subordinated Debentures are unsecured and subordinated to all Senior and Subordinated Debt. On a pro forma basis, reflecting the subsequent issuance of additional long-term debt incurred in connection with the acquisition of KeyBank National Association, Cheyenne, Wyoming ("KeyBank Wyoming"), at June 30, 1997 Senior and Subordinated Debt would have been approximately $109 million. The terms of the Junior Subordinated Debentures place no limitation on the amount of Senior and Subordinated Debt that the Company can issue. See "Description of Junior Subordinated Debentures -- Subordination."

In the event of the termination of CFB Capital II, after satisfaction of liabilities to creditors of CFB Capital II as required by applicable law, the holders of Capital Securities will be entitled to receive a liquidation amount of $25 per Capital Security ("Liquidation Amount"), plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such Like Amount (as defined herein) of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Capital Securities -- Liquidation Distribution Upon Termination."

The Company intends to include the Capital Securities for quotation on the Nasdaq National Market. Although the Underwriters have indicated an intention to make a market in the Capital Securities, the Underwriters are not obligated to make a market in the Capital Securities, and any market making may be discontinued at any time at the sole discretion of such Underwriters. There can be no assurance that a market will develop for the Capital Securities. See "Risk Factors -- Absence of Existing Public Market" and "Underwriting."

The Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company (the "Depositary") or its nominee. Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described herein, the Capital Securities in certificate form will not be issued in exchange for global certificates. See "Book-Entry Issuance."

AS USED HEREIN, (i) THE "INDENTURE" MEANS THE SUBORDINATED INDENTURE DATED AS OF DECEMBER __, 1997, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME, BETWEEN THE COMPANY AND WILMINGTON TRUST COMPANY AS TRUSTEE (THE "INDENTURE TRUSTEE"), UNDER WHICH THE JUNIOR SUBORDINATED DEBENTURES WILL BE ISSUED, AND
(ii) THE "PROPERTY TRUSTEE" AND "DELAWARE TRUSTEE" UNDER THE TRUST AGREEMENT EXECUTED BY THE COMPANY, AS DEPOSITOR, WILMINGTON TRUST COMPANY, AS TRUSTEE, AND THE ADMINISTRATIVE TRUSTEES NAMED THEREIN, TO BE AMENDED AND RESTATED PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT EXECUTED BY SUCH PARTIES (AS AMENDED AND RESTATED, THE "TRUST AGREEMENT") SHALL MEAN WILMINGTON TRUST COMPANY.

                                     ___________

Information included or incorporated by reference in this Prospectus includes "forward looking statements," which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe," "plan" and "pro forma" or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" beginning on page 16 of the Prospectus and other statements and disclaimers in the Prospectus constitute cautionary statements identifying important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements.

                                AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering of the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a web site (http://www.sec.gov) at which reports, proxy and information statements and other information regarding the Company may be accessed. In addition, such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission and are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended on Form 10-K/A filed on May 8, 1997; (ii) the Company's Form 10-Q for the quarters ended March 31 and June 30, 1997; and (iii) the Company's Form 8-K report filed on July 29, 1997, as amended on Form 8-K/A filed on September 22, 1997.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of any such person, a copy of all documents which are incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Mark A. Anderson, Executive Vice President, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001, telephone number (701) 298-5600.

                                 ___________

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES, INCLUDING OVER-ALLOTMENT AND STABILIZING TRANSACTIONS IN SUCH SECURITIES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS OR IN THE DOCUMENTS INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. UNLESS THE CONTEXT CLEARLY SUGGESTS OTHERWISE, REFERENCES TO THE COMPANY INCLUDE THE COMPANY AND ITS SUBSIDIARIES.

                                   THE COMPANY

    Community First Bankshares, Inc., a Delaware corporation (the "Company"), is a multi-bank holding company that as of August 31, 1997 operated banks and bank branches (the "Banks") in 103 communities in Colorado, Iowa, Minnesota, Nebraska, North Dakota, South Dakota, Wisconsin and Wyoming and had total assets of approximately $4.2 billion. The Company operates community banks primarily in small and medium-sized communities and the surrounding market areas. The Company provides a full range of financial products and services to individuals and businesses, including commercial and consumer banking, trust, insurance and investment services.

    The Company's strategy is to operate and continue to acquire banks and bank branches in communities which generally have populations between 3,000 and 50,000 and are located in the Company's key target acquisition states of Arizona, Colorado, Iowa, Kansas, Minnesota, Montana, Nebraska, North Dakota, South Dakota, Wisconsin and Wyoming, and additionally in the adjacent states of Idaho, Illinois, Missouri, New Mexico, Oklahoma and Utah (this seventeen state area is collectively referred to as the "Acquisition Area"). Such communities are believed to provide the Company with the opportunity for a stable, relatively low-cost deposit base. The individual banks and bank branches sought to be acquired by the Company generally have approximately $20 million to $150 million in assets.

    On September 10, 1997, the Company entered into an Office Purchase and Assumption Agreement (the "Branch Purchase Agreement") to acquire 37 branch banks located in Arizona, Colorado and Utah (the "Bank One Branches") from three subsidiary banks of Banc One Corporation. At June 30, 1997, the Bank One Branches had total deposits of $639 million and loans of $70 million. Under the terms of the Branch Purchase Agreement, the Company will pay a purchase price premium equal to 6% of the deposits of the Bank One Branches at closing. This premium is estimated to be $38.3 million based upon deposit levels at June 30, 1997. Consummation of the Branch Purchase Agreement is contingent upon regulatory approval, among other things, and is anticipated to occur during the fourth quarter of 1997. The acquisition will be accounted for as an acquisition of assets and assumption of liabilities and will result in the recognition by the Company of approximately $38.3 million in deposit-based intangibles. See "Recent Developments - Pending Acquisitions."

    On August 22 and August 28, 1997, respectively, the Company entered into separate merger agreements to acquire First National Summit Bankshares, Inc., Gunnison, Colorado ("Summit") and Republic National Bancorp, Inc., Phoenix, Arizona ("Republic"). As of June 30, 1997, Summit had total assets of approximately $86 million and banking offices in five Colorado communities, and Republic had total assets of approximately $53 million and one banking office in Phoenix, Arizona. On completion of the Republic and Summit mergers, and subject to adjustments set forth in the respective merger agreements, the Company expects to issue approximately 368,500 shares of its common stock to the holders of Republic common stock and approximately 400,000 shares of its common stock to the holders of Summit common stock, respectively. In addition, the holders of Summit preferred stock will receive $100 per share surrendered plus accrued but unpaid dividends to the effective time of the merger. Consummation of the Summit and Republic transactions is contingent upon regulatory approval, among other things, and is anticipated to occur during the fourth quarter of 1997. Each of these business combinations is expected to be accounted for as a pooling of interests. See "Recent Developments - Pending Acquisitions."

    On July 14, 1997, the Company acquired KeyBank National Association, Cheyenne, Wyoming ("KeyBank Wyoming"), a subsidiary of KeyCorp, for a cash purchase price of approximately $135 million. As of June 30, 1997, KeyBank Wyoming had total assets of approximately $1.1 billion and banking offices in 24 communities in Wyoming. The transaction was accounted for as a business combination using the purchase method of accounting and resulted in the recognition of goodwill by the Company of approximately $60 million. See "Recent Developments - Significant Acquisitions."

    On December 18, 1996, the Company acquired Mountain Parks Financial Corp. ("Mountain Parks"), a bank holding company that operated a state chartered bank with full service commercial banking facilities in 17 Colorado communities. The facilities in two of these communities were sold following the acquisition. At September 30, 1996, Mountain Parks had total assets of approximately $581.8 million. The Company issued approximately 5.2 million shares of stock for a total transaction value of approximately $142.2 million, based upon the market value of the shares as of the date of closing. The transaction was a business combination accounted for as a pooling of interests. See "Recent Developments - Significant Acquisitions."

    The Company provides the Banks with the advantages of affiliation with a multi-bank holding company, such as access to its lines of financial services, including trust products and administration, insurance and investment services, data processing services, credit policy formulation and review, investment management and specialized staff support, while granting substantial autonomy to managers of the Banks with respect to day-to-day operations, customer service decisions and marketing. The Banks are encouraged to participate in community activities, support local charities and community development, and otherwise to serve their communities.

    The Company's principal executive offices are located at 520 Main Avenue, Fargo, North Dakota 58124-0001 and its telephone number is (701) 298-5600. The Company also maintains a web site at http://www.cfbx.com.

                                 CFB CAPITAL II

    CFB Capital II is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October 8, 1997. CFB Capital
II's business and affairs are conducted by the Property Trustee, Delaware Trustee and three individual Administrative Trustees who are officers of the Company. CFB Capital II exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of CFB Capital II, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of CFB Capital II. All of the Common Securities will be owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities - Subordination of Common Securities of CFB Capital II Held by the Company." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of CFB Capital II. CFB Capital II has a term of 31 years, but may terminate earlier as provided in the Trust Agreement.

    CFB Capital II's principal executive offices are located at 520 Main Avenue, Fargo, North Dakota 58124-0001 and its telephone number is (701) 298-5600.

                                     THE OFFERING

Capital Securities issuer . . . . .   CFB Capital II

Securities offered  . . . . . . . .   1,600,000 Capital Securities. The Capital
                                      Securities represent undivided beneficial interests in CFB Capital II's assets, which will consist solely of the Junior
                                      Subordinated Debentures and payments
                                      thereunder.

Distributions . . . . . . . . . . .   The Distributions payable on each Capital
                                      Security will be fixed at a rate per annum of _____% of the Liquidation Amount of $25 per Capital Security, will be cumulative, will accrue from the date of issuance of the Capital Securities, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 1998 (subject to possible deferral as described below). The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due.
                                      See "Description of the Capital
                                      Securities - Distributions."

Extension periods . . . . . . . . .   So long as no Debenture Event of Default
                                      (as defined herein) has occurred and is
                                      continuing, the Company will have the
                                      right, at any time, to defer payments of interest on the Junior Subordinated
                                      Debentures by extending the interest
                                      payment period thereon for a period not
                                      exceeding 20 consecutive quarters with
                                      respect to each deferral period (each an "Extension Period"), provided that no
                                      Extension Period may extend beyond the
                                      Stated Maturity of the Junior
                                      Subordinated Debentures. If interest
                                      payments are so deferred, Distributions
                                      on the Capital Securities will also be
                                      deferred and the Company will not be
                                      permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank PARI PASSU with or junior to the Junior Subordinated
                                      Debentures. During an Extension Period,
                                      Distributions will continue to accrue
                                      with income thereon compounded quarterly.
                                      Because interest would continue to accrue and compound on the Junior Subordinated
                                      Debentures, to the extent permitted by
                                      applicable law, holders of the Capital
                                      Securities will be required to accrue
                                      income for United States federal income
                                      tax purposes. See "Description of Junior
                                      Subordinated Debentures - Option to
                                      Extend Interest Payment Period" and
                                      "Certain Federal Income Tax
                                      Consequences - Interest Income and
                                      Original Issue Discount."

Maturity . . . . . . . . . . . . . .  The Junior Subordinated Debentures will mature on December 15, 2027, which date
                                      may be shortened (such date, as it may
                                      be shortened, the "Stated Maturity") to a date not earlier than December 15, 2002 if certain conditions are met (including the Company having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve).

Redemption . . . . . . . . . . . . .  The Capital Securities are subject to mandatory redemption upon repayment of
                                      the Junior Subordinated Debentures at
                                      maturity or their earlier redemption in
                                      an amount equal to the amount of Junior
                                      Subordinated Debentures maturing on or
                                      being redeemed at a redemption price
                                      equal to the aggregate Liquidation Amount of the Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption. Subject to Federal Reserve approval, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after December 15, 2002, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to 100% of the principal amount of the Junior Subordinated Debentures so redeemed, together with any accrued but unpaid interest to the date fixed for redemption. See "Description of the Capital Securities - Redemption" and "Description of Junior Subordinated Debentures - Redemption."

Distribution of Junior
Subordinated Debentures . . . . . .   The Company has the right at any time
                                      to terminate CFB Capital II and cause
                                      the Junior Subordinated Debentures to
                                      be distributed to holders of Capital
                                      Securities in liquidation of CFB
                                      Capital II, subject to the Company
                                      having received prior approval of the
                                      Federal Reserve to do so if then
                                      required under applicable capital
                                      guidelines or policies of the Federal
                                      Reserve. See "Description of the
                                      Capital Securities - Distribution of
                                      Junior Subordinated Debentures."

Guarantee . . . . . . . . . . . . .   Taken together, the Company's
                                      obligations under various documents
                                      described herein, including the
                                      Guarantee, provide a full guarantee of
                                      payments by CFB the Guarantee, the
                                      Company guarantees the payment of
                                      Distributions by CFB Capital II and
                                      payments on liquidation of or
                                      redemption of the Capital Securities
                                      (subordinate to the right to payment
                                      of Senior and Subordinated Debt of
                                      the Company, as Capital II of
                                      distributions and other amounts due
                                      on the Capital Securities. Under
                                      defined herein) to the extent of
                                      funds held by CFB Capital II. If
                                      CFB Capital II has insufficient
                                      funds to pay Distributions on the
                                      Capital Securities (i.e., if the
                                      Company has failed to make required
                                      payments under the Junior Subordinated
                                      Debentures), a holder of the Capital
                                      Securities would have the right to
                                      institute a legal proceeding
                                      directly against the Company to
                                      enforce payment of such Distributions
                                      to such holder. See "Description of
                                      Junior Subordinated Debentures -
                                      Enforcement of Certain Rights of
                                      Holders of the Capital Securities,"
                                      "Description of Junior Subordinated
                                      Debentures - Debenture Events of
                                      Default" and "Description of Guarantee."

Ranking . . . . . . . . . . . . . .   The Capital Securities will rank PARI
                                      PASSU, and payments thereon will be
                                      made pro rata, with the Common
                                      Securities of CFB Capital II held by
                                      the Company, except as described under
                                      "Description of the Capital
                                      Securities - Subordination of Common
                                      Securities of CFB Capital II Held by
                                      the Company."  The obligations of the
                                      Company under the Guarantee, the
                                      Junior Subordinated Debentures and
                                      other documents described herein are
                                      unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt and will rank PARI PASSU with all current and future Trust Related Securities.
                                      On a pro forma basis, reflecting the
                                      subsequent issuance of additional
                                      long-term debt incurred in connection
                                      with the acquisition of KeyBank Wyoming, at June 30, 1997 Senior and Subordinated
                                      Debt would have been approximately
                                      $109 million.  At June 30, 1997,
                                      $60 million in Trust Related Securities
                                      were outstanding.  There is no
                                      limit on the amount of Senior and
                                      Subordinated Debt or Trust Related
                                      Securities that may be issued in the
                                      future.  In addition, because the
                                      Company is a holding company, all
                                      obligations of the Company relating to
                                      the securities described herein will
                                      be effectively subordinated to all
                                      existing and future liabilities of
                                      the Company's subsidiaries, including
                                      the Banks.

Voting Rights . . . . . . . . . . .   The holders of the Capital Securities
                                      will generally have limited voting
                                      rights relating only to the modification of the Capital Securities, the dissolution, winding-up or termination of CFB Capital II and certain other matters described herein. See
                                      "Description of the Capital
                                      Securities - Voting Rights; Amendment
                                      of Trust Agreement."

Proposed Nasdaq
  National Market Symbol . . . . . .  CFBXZ.

Use of Proceeds;
  Purpose of Offering  . . . . . . .  The proceeds to CFB Capital II from the sale of the Capital Securities offered
                                      hereby will be invested by CFB Capital II in the unior Subordinated Debentures of the Company. The Company intends to use the net proceeds from the issuance of the Junior Subordinated Debentures, along with the proceeds of a proposed Common Stock offering, to capitalize its bank subsidiaries that are acquiring the Bank One Branches. The principal purpose of the offering is to increase the Company's Tier 1 capital under the capital guidelines of the Federal
                                      Reserve in connection with the
                                      acquisition of the Bank One
                                      Branches. See "Use of Proceeds;
                                      Purpose of Offering."

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth certain consolidated financial data concerning the Company. The summary financial data for each of the five years ended December 31, 1996 is derived from the audited consolidated financial statements of the Company, and related notes thereto, incorporated herein by reference. The summary financial data as of and for the six months ended June 30, 1997 and 1996 have been derived from the Company's unaudited consolidated financial statements. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of financial condition and results of operations. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the entire year. The summary financial data should be read in conjunction with the consolidated financial statements of the Company, and the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which report is incorporated herein by reference.




                                 Six Months
                                Ended June 30,                   Year Ended December 31,
                              -------------------   ---------------------------------------------------
                               1997       1996        1996       1995      1994       1993      1992
                              --------   --------   --------   --------  --------   --------   --------
                                                 (Dollars in thousands, except per share data)

HISTORICAL OPERATING DATA:
Interest income . . . . . .   $126,903   $109,201   $229,426   $192,868  $143,237   $121,146   $115,309
Interest expense  . . . . .     51,089     45,522     95,234     82,891    53,468     47,271     50,870
                              --------   --------   --------   --------  --------   --------   --------
Net interest income . . . .     75,814     63,679    134,192    109,977    89,769     73,875     64,439
Provision for loan losses .      5,032      2,331      6,757      2,711     1,839      2,149      2,433
                              --------   --------   --------   --------  --------   --------   --------
Net interest income after
   provision for loan losses    70,782     61,348    127,435    107,266    87,930     71,726     62,006
Noninterest income . . . . .    19,968     12,617     27,370     22,488    18,992     18,158     14,640
Noninterest expense  . . . .    57,716     46,657    104,288     82,593    70,241     60,854     52,992
                              --------   --------   --------   --------  --------   --------   --------
Income before income taxes,
   extraordinary item and
   cumulative   effect of
   accounting change . . . .    33,034     27,308     50,517     47,161    36,681     29,030     23,654
Provision for income taxes .    11,102      9,439     18,007     17,208    13,952     10,775      8,546
                              --------   --------   --------   --------  --------   --------   --------
Income before extraordinary
   item and cumulative effect
   of accounting change . . .   21,932     17,869     32,510     29,953    22,729     18,255     15,108
Extraordinary item, net of
  tax (1) . . . . . . . . . .     (265)        --         --         --        --         --         --
Cumulative effect of accounting
   change . . . . . . . . . .       --         --         --         --        --        359         --
                              --------   --------   --------   --------  --------   --------   --------
Net income  . . . . . . . . .   21,667     17,869     32,510     29,953    22,729     18,614     15,108
Dividends on preferred
   stock (2)  . . . . . . . .       --        805      1,610      1,610     1,091         --         --
                              --------   --------   --------   --------  --------   --------   --------
Net income applicable to
   common equity  . . . . . .  $21,667    $17,064    $30,900    $28,343   $21,638    $18,614    $15,108
                              --------   --------   --------   --------  --------   --------   --------
                              --------   --------   --------   --------  --------   --------   --------
Earnings per common and
   common equivalent share:

   Primary earnings per
     share before
     extraordinary item and
     cumulative effect of
     accounting change . . .     $1.20      $1.04      $1.85      $1.82     $1.48      $1.29      $1.07
   Extraordinary item, net of
     tax (1) . . . . . . . . .   (0.02)        --         --         --        --         --         --
   Cumulative effect of
     accounting change . . . .      --         --         --         --        --       0.03         --
   Primary earnings per share    $1.18      $1.04      $1.85      $1.82     $1.48      $1.32      $1.07
   Fully diluted earnings per
     share before extraordinary
     item and cumulative
     effect of accounting
     change . . . . . . . . . .  $1.17      $1.00      $1.79      $1.74     $1.42      $1.27      $1.07
   Extraordinary item, net of
     tax (1)  . . . . . . . . .  (0.02)        --         --         --        --         --         --
   Cumulative effect of
     accounting change  . . . .     --         --         --         --        --       0.03
   Fully diluted earnings
     per share  . . . . . . . .  $1.15      $1.00      $1.79      $1.74     $1.42      $1.30      $1.07




                                 Six Months
                                Ended June 30,                   Year Ended December 31,
                             ----------------------  ----------------------------------------------------------
                                1997        1996        1996        1995        1994         1993        1992
                             ----------  ----------  ----------  ----------  ----------   ----------  ----------
                                                 (Dollars in thousands, except per share data)
Average common shares
  outstanding:
    Primary . . . . . . . .  18,343,078  16,451,408  16,699,021  15,543,129  14,580,309   14,098,585   14,080,526
   Fully diluted  . . . . .  18,773,723  17,923,147  18,154,966  17,276,050  16,136,433   14,396,532   14,087,606

HISTORICAL OPERATING RATIOS
  AND OTHER DATA:
Return on average assets (3)       1.41%       1.30%       1.13%       1.24%       1.13%        1.10%        1.04%
Return on average common
  stockholders' equity (3)        18.22%      18.27%      15.69%      18.19%       16.77%      16.64%       15.10%
Net interest margin (3) . .        5.53%       5.24%       5.32%       5.06%        4.95%       4.74%        4.85%
Net charge-offs to average
  loans (3) . . . . . . . .        0.21%       0.12%       0.22%       0.17%       0.00%        0.08%        0.33%
Ratio of earnings to fixed
  charges (4):
    Excluding interest on
      deposits  . . . . . .        4.86x       4.96x       4.14x       4.46x       5.23x        7.60x        8.53x
    Including interest on
      deposits  . . . . . .        1.65x       1.58x       1.52x       1.55x       1.66x        1.61x        1.46x

HISTORICAL FINANCIAL
    CONDITION DATA (END
    OF PERIOD):
Assets  . . . . . . . . . .  $3,164,899  $2,818,818  $3,116,398  $2,769,976  $2,130,619   $1,883,794   $1,576,275
Loans   . . . . . . . . . .   2,175,593   1,851,429   2,064,108   1,767,193   1,330,146    1,037,666      813,550
Investment securities (5) .     711,357     723,213     729,236     717,342     613,239      653,722      579,078
Deposits  . . . . . . . . .   2,470,691   2,322,394   2,537,440   2,359,716   1,794,565    1,627,989    1,374,859
Long-term debt  . . . . . .      78,566      39,086      46,750      81,288      38,092       48,354       18,015
Preferred securities of
  subsidiary (6)  . . . . .      60,000          --          --          --          --           --           --
Preferred stockholders'
     equity (2) . . . . . .          --      23,000      22,988      23,000      23,000           --           --
Common stockholders' equity     261,385     190,999     221,583     181,004     134,701      125,071      103,911
Book value per common share       14.00       11.80       12.92       11.25        9.23         8.78         7.64
Tangible book value per
  common share  . . . . . .       11.88        9.64       10.63        9.08        8.09         7.93         7.01

HISTORICAL FINANCIAL CONDITION
   RATIOS (END OF PERIOD):
Nonperforming assets to total
  loans and OREO . . . . . .       0.77%       0.38%       0.70%       0.31%       0.34%        0.62%        1.13%
Allowance for loan losses to
  total loans  . . . . . . .       1.39%       1.30%       1.27%       1.29%       1.30%        1.38%        1.38%
Allowance for loan losses to
  nonperforming loans  . . .        203%        479%        201%        608%        537%         296%         224%

REGULATORY CAPITAL RATIOS
   (END OF PERIOD):
Tier 1 capital . . . . . . .      11.26%       8.82%       8.88%       8.51%      10.64%       10.16%       10.97%
Total capital  . . . . . . .      15.34%      11.19%      11.10%      11.18%      13.46%       13.44%       12.47%
Leverage ratio . . . . . . .       8.89%       6.53%       6.62%       6.10%       7.12%        6.12%        6.40%

NET INCOME AND RATIOS EXCLUDING
   GOODWILL AND OTHER INTANGIBLE
   ASSETS AMORTIZATION AND
   BALANCES:
Net income applicable to common
  equity . . . . . . . . . .    $23,336     $18,365     $33,714     $30,522     $23,194      $19,948      $15,896
Fully diluted earnings per
  share  . . . . . . . . . .      $1.24       $1.07       $1.95       $1.86       $1.50        $1.39        $1.13
Return on average assets (3)       1.53%       1.41%       1.25%       1.34%       1.22%        1.18%        1.10%
Return on average common
  stockholders' equity (3) .      19.62%      19.67%      17.12%      19.58%      17.98%       17.83%       15.89%
____________




(1) Represents the loss from early extinguishment of debt, less applicable income taxes of $159,000.
(2) The Company called its 7% Cumulative Convertible Preferred
    Stock for redemption in March 1997.
(3) Annualized based on results for the six months ended June 30, 1997 and 1996.
(4) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent interest expense, including the interest component of rental expense, and preferred stock dividends. Fixed charges attributable to the preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.
(5) Includes available-for-sale securities and held-to-maturity securities.

(6) Consists of company-obligated mandatorily redeemable preferred securities of CFB Capital I, a wholly-owned business trust, which holds solely junior subordinated debentures of the Company.

              SUMMARY PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    The following unaudited pro forma condensed combined financial data is presented to show the impact on the Company's historical financial position and results of operations of the acquisition of KeyBank Wyoming in July 1997, which was accounted for as a business combination using the purchase method of accounting. See "Recent Developments -- Significant Acquisitions." The unaudited pro forma condensed combined financial condition data assumes that the acquisition was consummated on the last day of each period presented, and the unaudited pro forma condensed combined operating data assumes that the acquisition was consummated at the beginning of each period presented. The unaudited pro forma condensed combined operating data also assumes that the following events occurred at the beginning of each period presented: (i) the $60 million offering of 8 7/8% Cumulative Capital Securities completed in February 1997, (ii) the redemption on March 31, 1997 of the Company's 7.75% Subordinated Notes due 2000 in the principal amount of $23 million, and (iii) the conversion during March 1997 of substantially all of the Company's 7% Cumulative Convertible Preferred Stock. The pro forma information should be read in conjunction with the pro forma condensed combined financial statements and the historical consolidated financial statements (including the related notes thereto) of the Company incorporated herein by reference. The pro forma information is not necessarily indicative of the financial condition of the Company that would have resulted had the acquisition been consummated on the last day of each period presented, or of the results of operations that would have resulted had the acquisition and other assumed events been consummated at the beginning of the periods for which data is presented, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                                                                   Six Months                 Year Ended
                                                               Ended June 30, 1997         December 31, 1996
                                                               -------------------         -----------------
                                                               (Dollars in thousands, except per share data)
PRO FORMA OPERATING DATA:
Interest income...........................................          $161,598                   $306,507
Interest expense..........................................            68,114                    137,760
                                                                    --------                   --------
Net interest income.......................................            93,484                    168,747
Provision for loan losses.................................             5,008                      9,015
                                                                    --------                   --------
Net interest income after provision for
  loan losses.............................................            88,476                    159,732
Noninterest income........................................            25,261                     38,188
Noninterest expense.......................................            77,873                    147,354
                                                                    --------                   --------
Income before income taxes, extraordinary
  item and cumulative effect of accounting
  change..................................................            35,864                     50,566
Provision for income taxes................................            11,417                     16,780
                                                                    --------                   --------
Income before extraordinary item and
  cumulative effect of accounting change..................            24,447                     33,786
Extraordinary item, net of tax (1)........................              (265)                        --
Cumulative effect of accounting change....................                --                         --
                                                                    --------                   --------
Net income................................................            24,182                     33,786
Earnings per common and common equivalent share:
  Primary earnings per share  before extraordinary
    item and cumulative effect of accounting
    change................................................          $   1.30                   $   1.86
  Extraordinary item, net of tax (1)......................             (0.01)                        --
  Cumulative effect of accounting change..................                --                         --
  Primary earnings per share..............................          $   1.29                   $   1.86
  Fully diluted earnings per share before extraordinary
    item and cumulative effect of accounting change.......          $   1.30                   $   1.86
  Extraordinary item, net of tax (1)......................             (0.01)                        --
  Cumulative effect of accounting change..................                --                         --
  Fully diluted earnings per share........................          $   1.29                   $   1.86
Average common shares outstanding:
  Primary.................................................        18,701,137                  8,141,716
  Fully diluted...........................................        18,773,723                 18,154,966



                                                                   Six Months                 Year Ended
                                                               Ended June 30, 1997         December 31, 1996
                                                               -------------------         -----------------
                                                               (Dollars in thousands, except per share data)
PRO FORMA OPERATING RATIOS AND OTHER DATA:
Return on average assets (2)..............................              1.16%                      0.85%
Return on average common stockholders' equity (2).........             19.50%                     15.29%
Net interest margin (2)...................................              5.13%                      5.04%
Net charge-offs to average loans (2)......................              0.18%                      0.17%
Ratio of earnings to fixed charges (3):
  Excluding interest on deposits..........................              4.91x                      3.47x
  Including interest on deposits..........................              1.53x                      1.37x

PRO FORMA FINANCIAL CONDITION DATA (END OF PERIOD):
Assets....................................................         $4,149,465                 $4,182,295
Loans.....................................................          2,613,973                  2,561,930
Investment securities (4).................................          1,000,186                    993,741
Deposits..................................................          3,402,566                  3,532,928
Preferred securities of subsidiary (5)....................             60,000                     60,000
Long-term debt............................................            109,171                    123,750
Common stockholders' equity...............................            261,385                    245,636
Book value per common share...............................              14.00                      13.21
Tangible book value per common share......................               8.57                       7.76

PRO FORMA FINANCIAL CONDITION RATIOS (END OF PERIOD):
Nonperforming assets to total loans and OREO (6)..........              1.05%                      0.84%
Allowance for loan losses to total loans..................              1.44%                      1.33%
Allowance for loan losses to nonperforming loans (6)......               157%                       187%

REGULATORY CAPITAL RATIOS (END OF PERIOD):
Tier 1 capital............................................              7.19%                      6.71%
Total capital.............................................             10.52%                     10.21%
Leverage ratio............................................              5.25%                      4.97%

NET INCOME AND RATIOS EXCLUDING GOODWILL AND OTHER
  INTANGIBLE ASSETS AMORTIZATION AND BALANCES:
Net income applicable to common equity....................         $   27,517                 $   39,703
Fully diluted earnings per share..........................         $     1.47                 $     2.19
Return on average assets (2)..............................              1.35%                      1.03%
Return on average common stockholders' equity (2).........             22.19%                     17.97%

____________________________________

(1) Represents loss from early extinguishment of debt, less applicable income taxes of $159,000.
(2)  Annualized based on results for the six months ended June 30, 1997.
(3) For purposes of computing the ratio of earnings to fixed charges, earnings represent income before income taxes, extraordinary items and fixed charges. Fixed charges represent interest expense, including the interest component of rental expense, and preferred stock dividends. Fixed charges attributable to the preferred stock dividends are assumed to equal the amount of pre-tax income that would be necessary to pay such dividends.
(4)  Includes available-for-sale securities and held-to-maturity securities.
(5) Consists of company-obligated mandatorily redeemable preferred securities of CFB Capital I, a wholly-owned business trust, which holds solely junior subordinated debentures of the Company.
(6) Adjusted to reflect nonperforming assets (consisting entirely of nonperforming loans) of KeyBank Wyoming retained by KeyCorp at closing.

                       [COMMUNITY FIRST LOGO AND MAP]

                          Community Banking Locations

Map of the United States indicating the Company's banking locations, the locations of offices proposed to be acquired and the locations of the Company's key acquisition states and acquisition prospect states.

                                     RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH A DECISION TO PURCHASE THE CAPITAL SECURITIES.

RANKING OF THE COMPANY'S OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    The ability of CFB Capital II to pay amounts due to holders of the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required. All obligations of the Company under the Guarantee, the Junior Subordinated Debentures and other documents described herein are unsecured and rank subordinate and junior in right of payment to all current and future Senior and Subordinated Debt, the amount of which is unlimited, and will rank PARI PASSU with all current and future Trust Related Securities. On a pro forma basis, reflecting the subsequent issuance of additional long-term debt incurred in connection with the acquisition of KeyBank Wyoming, at June 30, 1997 Senior and Subordinated Debt would have been approximately $109 million. At June 30, 1997, $60 million in Trust Related Securities were outstanding. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Debt, that may be incurred by the Company or its subsidiaries. Further, there is no limitation on the Company's ability to issue additional Trust Related Securities. In addition, because the Company is a holding company, all obligations of the Company relating to the securities described herein will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including the Banks. As a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, holders of the Capital Securities should look only to the assets of the Company, and not of its subsidiaries, for principal and interest payments on the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures - Subordination" and "Description of Guarantee - Status of the Guarantee."

DEPENDENCE ON DIVIDENDS FROM SUBSIDIARY BANKS

    As a holding company, with the substantial majority of its assets represented by its equity interest in its subsidiary banks, the Company's ability to pay interest on the Junior Subordinated Debentures to CFB Capital II (and consequently CFB Capital II's ability to pay Distributions on the Capital Securities and the Company's ability to pay its obligations on the Guarantee) depends primarily upon the cash dividends the Company receives from the subsidiary banks. Dividend payments from the subsidiary banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective subsidiary banks. Payment of dividends is also subject to regulatory restrictions if such dividends would impair the capital of the subsidiary banks. Payment of subsidiary bank dividends is also subject to the subsidiary banks' profitability, financial condition and capital expenditures and other cash flow requirements. No assurance can be given that the subsidiary banks will be able to pay dividends at past levels, or at all, in the future.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES OF A DEFERRAL OF INTEREST PAYMENTS

    So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by CFB Capital II will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional amounts thereon at the rate of ____% per annum, compounded quarterly, from the relevant payment date for such Distributions, to the extent permitted by applicable law) during any such Extension Period. During any such

Extension Period, the Company will be prohibited from making certain payments or distributions with respect to the Company's capital stock (including dividends on or redemptions of common or preferred stock) and from making certain payments with respect to any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures; however, the Company will NOT be restricted from (a) paying dividends or distributions in common stock of the Company, (b) redeeming rights or taking certain other actions under a stockholders' rights plan, (c) making payments under the Guarantee or (d) making purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees. Further, during an Extension Period, the Company would have the ability to continue to make payments on Senior and Subordinated Debt. Prior to the termination of any Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of ____%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Capital Securities - Distributions" and "Description of Junior Subordinated Debentures - Option to Extend Interest Payment Period."

    Because the Company believes the likelihood of it exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Capital Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). If the Company exercises its right to defer payments of interest, the holders of Capital Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences - Potential Extension of Interest Payment Period and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise its right to defer payments of interest in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of such holder's Capital Securities during an Extension Period, therefore, might not receive the same return on such holder's investment as a holder that continues to hold the Capital Securities.

TAX EVENT REDEMPTION, INVESTMENT COMPANY ACT REDEMPTION OR CAPITAL TREATMENT EVENT REDEMPTION

    Upon the occurrence and during the continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event (whether occurring before or after December 15, 2002), the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at 100% of the principal amount together with accrued but unpaid interest to the date fixed for redemption within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and therefore cause a mandatory redemption of the Trust Securities. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of the Capital Securities - Redemption."

    A "Tax Event" means the receipt by the Company and CFB Capital II of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the original issuance of the Capital Securities, there is more than an insubstantial risk that (i) CFB Capital II is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) CFB Capital

II is, or will be within 90 days of the date of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    An "Investment Company Event" means the receipt by the Company and CFB Capital II of an opinion of counsel experienced in such matters to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, CFB Capital II is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the Capital Securities.

    A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the Capital Securities (or any substantial portion thereof) as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

    Congress and the Clinton Administration have recently considered proposals that would deny corporate issuers a deduction for United States income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. While no such proposals are currently pending in Congress, there can be no assurance that similar legislation will not be enacted in the future or that other legislation enacted after the date hereof will not adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change would give rise to a Tax Event which may permit the Company to cause a redemption of the Capital Securities by electing to redeem the Junior Subordinated Debentures. See "Description of the Capital Securities--Redemption"; "Description of the Junior Subordinated Debentures -- Redemption"; and "Certain Federal Income Tax Consequences."

POSSIBLE DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

    The Company will have the right at any time to terminate CFB Capital II and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of CFB Capital II, subject to the receipt of any required prior approval of the Federal Reserve. Because holders of the Capital Securities may receive Junior Subordinated Debentures in liquidation of CFB Capital II and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of the Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the Capital Securities - Liquidation Distribution Upon Termination" and "Description of the Junior Subordinated Debentures."

LIMITATIONS ON DIRECT ACTIONS AGAINST THE COMPANY AND ON RIGHTS UNDER THE GUARANTEE

    Under the Guarantee, the Company guarantees the payment of Distributions by CFB Capital II and payments on liquidation of or redemption of the Capital Securities (subordinate to the right to payment of Senior and Subordinated Debt of the Company) to the extent of funds held by CFB Capital II. If CFB Capital II has insufficient funds to pay Distributions on the Capital Securities (i.e., if the Company has failed to make required payments under the Junior Subordinated Debentures), a holder of the Capital Securities would have the right to institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Except as described herein, holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures.

    Under the Guarantee, Wilmington Trust Company will act as indenture trustee (the "Guarantee Trustee"). The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against CFB Capital II, the Guarantee Trustee or any other person or entity. The Trust Agreement provides that each holder of the Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture. See "Description of Junior Subordinated Debentures - Enforcement of Certain Rights of Holders of Capital Securities" and "- Debenture Events of Default" and "Description of Guarantee."

LIMITED COVENANTS

    The covenants in the Indenture are limited, and there are no covenants relating to the Company in the Trust Agreement. As a result, neither the Indenture nor the Trust Agreement protects holders of Junior Subordinated Debentures, or Capital Securities, respectively, in the event of a material adverse change in the Company's financial condition or results of operations or limits the ability of the Company or any subsidiary to incur additional indebtedness. Therefore, the provisions of these governing instruments should not be considered a significant factor in evaluating whether the Company will be able to comply with its obligations under the Junior Subordinated Debentures or the Guarantee.

LIMITED VOTING RIGHTS

    Holders of the Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. In the event that (i) there is a Debenture Event of Default (as defined herein) with respect to the Junior Subordinated Debentures (see "Description of the Junior Subordinated Debentures - Events of Default"),
(ii) the Property Trustee fails to pay any distribution on the Capital Securities for 30 days (subject to deferral of distributions as provided under "Description of the Capital Securities - Extension Periods"), (iii) the Property Trustee fails to pay the redemption price on the Capital Securities when due upon redemption, (iv) the Property Trustee fails to observe a covenant in the Trust Agreement for the Capital Securities for 60 days after receiving a Notice of Default, or (v) the Property Trustee is declared bankrupt or insolvent and not replaced by the Company within 60 days, the holders of a majority of the outstanding Capital Securities will be able to remove the Property Trustee and the Indenture Trustee (but not the Administrative Trustees who may only be removed by the Company as holder of the Common Securities). See "Description of the Capital Securities - Voting Rights; Amendment of the Trust Agreement" and "- Removal of Trustees."

ABSENCE OF EXISTING PUBLIC MARKET; MARKET PRICES

    There is no existing market for the Capital Securities. The Company intends to include the Capital Securities for quotation on the Nasdaq National Market. There can be no assurance that an active and liquid trading market for the Capital Securities will develop or that a continued listing of the Capital Securities will be available on Nasdaq. Although the Underwriters have informed CFB Capital II and the Company that the Underwriters intend to make a market in the Capital Securities offered hereby, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the operating results and financial condition of the Company, and the market for similar securities. There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if the Company exercises its right to terminate CFB Capital II. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that a holder of the Capital Securities may receive in liquidation of CFB Capital
II, may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby.

RISKS INVOLVED IN ACQUISITION STRATEGY

    The Company's acquisitions will continue to present material risks. The Company has grown and intends to continue to grow primarily through acquisitions of banks and other financial institutions. Such acquisitions involve risks of adversely changing results of operations, unforeseen liabilities or asset quality problems of acquired entities and other conditions beyond the control of the Company, such as adverse personnel relations, loss of customers because of change of identity and deterioration in local economic conditions. In connection with the acquisition of financial institutions, the Company may from time to time acquire new businesses that are different from its core business of commercial banking and which present operating and strategic risks different from those confronted in its core business. These various acquisition risks can be heightened by larger transactions. To date, KeyBank Wyoming and Mountain Parks are the largest institutions acquired by the Company. The proposed acquisition of the Bank One Branches also represents a large acquisition for the Company, and is expected to be consummated at about the same time as the proposed Summit and Republic acquisitions. These proposed acquisitions are subject to various conditions, and there can be no assurance that they will be consummated. See "Recent Developments -- Pending Acquisitions."

    Managing growth through acquisitions, including absorption and training of personnel, combination of office and operations procedures and related matters, is a difficult process. In connection with its recent significant acquisitions, the Company has experienced challenges with data and item processing conversion, management training, staffing and other operational integration areas. These issues have resulted in the need for management and support personnel to allocate increased time to the integration process, in some cases slowing the acquired institutions' marketing and business development efforts. Although the Company has taken steps to address the issues resulting from recent acquisitions, the Company may experience such issues in connection with future acquisitions, and there can be no assurance that these problems will not result in disruption or expense.

    Management believes future growth in the assets and earnings of the Company will depend in significant part on consummation of further acquisitions. The ability of the Company to pursue this strategy depends in part on its capital position and, in the case of cash acquisitions, on its cash assets or ability to acquire cash. Further, acquisition candidates may not be available in the future on terms favorable to the Company. The Company must compete with a variety of individuals and institutions, including major regional bank holding companies, for suitable acquisition candidates. Although the Company has focused its attention on smaller markets, in which the Company believed there was less competition from the money center banks and major regional bank holding companies, the Company recently acquired operations in metropolitan areas. The Company may make further acquisitions of companies with operations in metropolitan areas, in which case it will face more competition for such acquisitions from larger institutions. Further, certain regional holding companies in some cases have focused on the smaller markets traditionally targeted by the Company, and there can be no assurance that the acquisition activities of competitors in these markets will not increase. Such competition is likely to affect the Company's ability to make acquisitions, increase the price that the Company pays for certain acquisitions and increase the Company's costs in analyzing possible acquisitions.

NEED FOR ADDITIONAL FINANCING

    The Company's ability to execute its business strategy depends to a significant degree on its ability to obtain additional indebtedness and equity capital. Other than as described herein, the Company has no commitments for additional borrowings or sales of equity capital and there can be no assurance that the Company will be successful in consummating any such future financing transactions on terms satisfactory to the Company, if at all. Factors which could affect the Company's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of the Company's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial, competitive and other factors beyond the Company's control. In addition, covenants under the

Company's current and future debt securities and credit facilities may significantly restrict the Company's ability to incur additional indebtedness.

    The Company intends to complete an offering of common stock (the "Common Stock Offering"), with estimated proceeds of $50 million, at approximately the same time as this offering. The Company intends to use the net proceeds of these two offerings to capitalize the Company's subsidiary banks that will acquire the Bank One Branches. If the acquisition of the Bank One Branches does not occur when it is anticipated, or at all, the Company will retain the net proceeds of this offering and the Common Stock Offering for general corporate purposes, which may include, without limitation, other possible future acquisitions, funding investments in, or extension of credit to, the Company's subsidiaries, repayment of maturing obligations and redemption of securities.
If the Company does not complete the Common Stock Offering, the Company may be unable to consummate the acquisition of the Bank One Branches or to include all of the Capital Securities as Tier 1 capital, although the Company believes it would be able to include a substantial majority of the Capital Securities as Tier 1 capital.

COMPETITION

    Banking is a highly competitive industry. The Banks compete directly with other banks and lending and financial institutions in their local communities. The Banks also compete indirectly with regional and national financial institutions, especially in larger metropolitan market areas in which the Company has increased its operations as a result of recent acquisitions. Further, changes in government regulation of banking, particularly recent legislation which removes restrictions on interstate banking and permits interstate branching, are likely to increase competition by out-of-state banking organizations or by other financial institutions in the Company's smaller markets as well as its metropolitan market areas.

REGULATION

    As a bank holding company, the Company is subject to extensive regulation by the Federal Reserve Board. This regulation limits the manner in which the Company and the Banks conduct their businesses and obtain financing and is designed primarily to protect depositors and not to benefit holders of securities of financial institutions. In addition, the Banks are subject to extensive regulation by various federal and state regulatory authorities.
The banking industry is subject to changing laws and regulations. Recent trends have steadily expanded the geographic scope of services that may be offered by the banking industry and have allowed additional competition in many geographic regions. In September 1994, the Interstate Banking and Branching Efficiency Act of 1994 ("IBBEA") was enacted. The IBBEA largely eliminated restrictions on interstate banking and since June 1, 1997 has permitted interstate branching, subject to certain options which states may enact by law. Certain aspects of the IBBEA were clarified and amended in 1997, with the passage of the Riegle-Neal Clarification Act. The Economics Growth and Regulatory Paperwork Reduction Act of 1996 ("EGRPRA") streamlined application processes and eased regulations in several areas, facilitating acquisitions and expansion of non-banking activities. The IBBEA and EGRPRA may increase competition by both out-of-state and in-state banking organizations or by other financial institutions. There can be no assurance that implementation of and changes in laws and regulations affecting banking will not adversely affect the Company.

KEY PERSONNEL

    Continued profitability of the Banks and the Company are dependent on a limited number of key persons, including Donald R. Mengedoth, the President and Chief Executive Officer, Mark A. Anderson, the Executive Vice President and Chief Financial Officer, Ronald K. Strand, the Executive Vice President, Banking Group, and David E. Groshong, the Executive Vice President, Financial Services, of the Company. There would likely be a difficult transition period in case the services of any of these individuals were lost to the Company because of death or other reasons. There is no assurance that the Company will be able to retain its current key personnel or attract additional qualified key persons as needed.

                                 RECENT DEVELOPMENTS

PENDING ACQUISITIONS

    The acquisitions described below are in process.

    BANK ONE BRANCHES. On September 10, 1997, the Company entered into an Office Purchase and Assumption Agreement (the "Branch Purchase Agreement") with three subsidiary banks of Banc One Corporation (the "Bank One Banks"). The Branch Purchase Agreement generally provides for the conveyance of deposits and certain assets associated with 37 branch banks (individually, a "Bank One Branch" or, collectively, the "Bank One Branches") located in Arizona (25 locations), Colorado (8 locations in 7 markets) and Utah (4 locations). At June 30, 1997, the Bank One Branches had total deposits of $639 million and loans of $70 million. Under the terms of the Branch Purchase Agreement, the Company will pay a purchase price premium equal to 6% of the deposits of the Bank One Branches at closing. This premium is estimated to be $38.3 million, based upon deposit levels at June 30, 1997. Consummation of the Branch Purchase Agreement is contingent upon regulatory approval, among other things, and is anticipated to occur during the fourth quarter of 1997. The acquisition will be accounted for as an acquisition of assets and assumption of liabilities and will result in the recognition by the Company of approximately $38.3 million in deposit based intangibles.

    In the Branch Purchase Agreement, the Bank One Banks made certain representations and warranties to the Company as to matters including the businesses, operations and financial condition of the Bank One Branches. These representations and warranties generally terminate as of the date of closing, except such as are contained in bills of sale or related documents. The Company made representations and warranties to the Bank One Banks as to certain matters, including lack of any conflicts of the Branch Purchase Agreement with certain
agreements, documents or laws relating to the Company.   The Bank One Banks have
agreed (i) with specific exceptions, not to acquire or operate any building, office or other facility or premises within a three mile radius of any Bank One Branch office for a period of at least two years after the closing date; (ii) with specific exceptions, not to solicit deposits or refinancing of certain loans from customers of the Bank One Branches for a period of at least one year after the closing date; and (iii) to indemnify the Company from losses arising out of operations at the Bank One Branches, except that such indemnification does not apply to any loans or assets of the Bank One Branches acquired by the Company and is subject to certain other exceptions.

    The Branch Purchase Agreement is subject to termination by each party upon a material breach of the agreement by the other party, among other events. In addition, the agreement may be terminated by the Bank One Banks if the closing has not occurred on or before December 15, 1997, unless the failure to consummate the transaction by such time is due to a breach of the agreement by the Bank One Banks. The Company has deposited $1.5 million with the Bank One Banks, which they may retain if the Company fails to consummate the acquisition on or before December 15, 1997. Consummation of the Branch Purchase Agreement is contingent upon regulatory approval and other customary conditions to closing. Because the Company does not currently have an Arizona chartered bank, the regulatory approval of the purchase of the Arizona branches will depend on either completing the Republic acquisition, described below, on or before December 15, 1997 or obtaining a new banking charter in Arizona on or before that date. Also, in order to meet the regulatory capital requirements for completion of the Bank One Branches acquisition, the Company intends to increase its level of Tier 1 capital by at least $75 million through the completion of this offering and an anticipated public offering of common stock for approximately $50 million in proceeds on or before December 15, 1997. See "Use of Proceeds; Purpose of Offering." The Company believes that it will be able to consummate the acquisition of the Bank One Branches on or before December 15, 1997; however, no assurance can be given that the Company will be able to meet this timetable. If the acquisition is not completed by that date, the Company may be required to forfeit the deposit paid to the Bank One Banks.

    REPUBLIC NATIONAL BANCORP, INC.   On August 28, 1997, the Company executed
an Agreement and Plan of Merger (the "Republic Merger Agreement") with Republic National Bancorp, Inc., Phoenix, Arizona ("Republic") and Republic Acquisition Corporation. At June 30, 1997, Republic had a single bank office located in Phoenix,

Arizona and had total assets of approximately $53 million, total deposits of approximately $48 million and total stockholders' equity of approximately $5 million. On completion of the merger, and subject to adjustments set forth in the Republic Merger Agreement, the Company expects to issue approximately 368,500 shares of common stock to the former holders of Republic common stock. The Company expects to complete the acquisition of Republic, subject to regulatory approval, during the fourth quarter of 1997. The acquisition is expected to be accounted for as a pooling of interests.

    FIRST NATIONAL SUMMIT BANKSHARES, INC. On August 22, 1997, the Company executed an Agreement and Plan of Merger, including a First Amendment to the Agreement and Plan of Merger (the "Summit Merger Agreement"), with First National Summit Bankshares, Inc., Gunnison, Colorado ("Summit") and Summit Acquisition Corporation. At June 30, 1997, Summit had offices in five locations in Colorado and had total assets of approximately $86 million, total deposits of approximately $77 million and total stockholders' equity of approximately $7 million. Pursuant to the Summit Merger Agreement, holders of Summit common stock will receive shares of common stock of the Company in exchange for their shares and holders of Summit preferred stock will receive $100 per share surrendered plus accrued but unpaid dividends to the effective time of the merger. On completion of the merger, and subject to adjustments as set forth in the Summit Merger Agreement, the Company expects to issue approximately 400,000 shares of common stock to the former holders of Summit common stock. The Company expects to complete the acquisition of Summit, subject to regulatory approval, during the fourth quarter of 1997. The acquisition is expected to be accounted for as a pooling of interests.

SIGNIFICANT ACQUISITIONS

    In 1997 and 1996, the Company completed the significant acquisitions described below.

    KEYBANK WYOMING. On July 14, 1997, the Company purchased KeyBank National Association, Cheyenne, Wyoming ("KeyBank Wyoming"), from KeyCorp, its parent corporation, ("KeyCorp"), for a purchase price of $135 million. KeyBank Wyoming has been renamed "Community First National Bank." As of June 30, 1997, KeyBank Wyoming had total assets of approximately $1.1 billion and 28 banking offices located in 24 communities in Wyoming, including Cheyenne, Laramie, Casper, Sheridan and Jackson. The Company believes its Wyoming banking network is the largest in Wyoming, providing a full range of commercial and consumer banking services throughout the state. The transaction was accounted for as a business combination using the purchase method of accounting and resulted in the recognition of goodwill by the Company of approximately $60 million.

    MOUNTAIN PARKS FINANCIAL CORP. On December 18, 1996, the Company acquired Mountain Parks Financial Corp. ("Mountain Parks"), a bank holding company that operated a state chartered bank with full service commercial banking facilities in 17 Colorado communities. At September 30, 1996, Mountain Parks had total assets of approximately $581.8 million and total stockholders' equity of approximately $57.1 million. Upon completion of the merger, the Company issued approximately 5.2 million shares of common stock to the former holders of Mountain Parks common stock. The market value of the Company's common stock issued in the merger was approximately $142.2 million, based on the closing price of the Company's common stock on the Nasdaq National Market on December 18, 1996. The Mountain Parks banking offices are located in winter ski and summer recreational areas in the Colorado mountains and in the greater Denver/Boulder metropolitan area. Pursuant to commitments made with the Federal Reserve to address resulting concentrations in certain Colorado banking markets, the Company sold Mountain Parks banking offices in two Colorado communities.
The Mountain Parks banking offices' primary lending focus is on commercial loans, real estate mortgage loans, residential real estate construction loans and, to a lesser extent, consumer loans.

                         USE OF PROCEEDS; PURPOSE OF OFFERING

    All of the proceeds from the sale of Capital Securities will be invested by CFB Capital II in the Junior Subordinated Debentures. The net proceeds to the Company from the sale of the Junior Subordinated Debentures of the Company are estimated to be $___________ (net of estimated underwriting commission and other estimated offering expenses). The Company also intends to complete the Common Stock Offering, with estimated proceeds of $50 million, at approximately the same time as this offering. The Company intends to use the net proceeds of these two offerings to capitalize the Company's subsidiary banks that will acquire the Bank One Branches. See "Recent Developments -- Pending Acquisitions."

    The primary purpose of this offering of Capital Securities and the Common Stock Offering is to provide additional Tier 1 capital to satisfy regulatory capital requirements in connection with the proposed acquisition of the Bank One Branches. See "Recent Developments -- Pending Acquisitions." The Company is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that certain qualifying amounts of cumulative preferred securities having the characteristics of the Capital Securities could be included as Tier 1 capital for bank holding companies, subject to certain limitations. Such Tier 1 capital treatment, together with the Company's ability to deduct, for federal income tax purposes, interest payable on the Junior Subordinated Debentures, will provide the Company with a cost-effective means of obtaining capital for bank regulatory purposes.

    If the acquisition of the Bank One Branches does not occur when it is anticipated, or at all, the Company will retain the net proceeds of this offering and the Common Stock Offering for general corporate purposes, which may include, without limitation, other acquisitions, funding investments in, or extension of credit to, the Company's subsidiaries, repayment of maturing
obligations and redemption of securities.   If the Company does not complete
the Common Stock Offering, the Company may be unable to consummate the Bank One Branches acquisition or to include all of the Capital Securities as Tier 1 capital, although the Company believes it would be able to include a substantial majority of the Capital Securities in Tier 1 capital.

    Pending their ultimate application, the net proceeds may be invested in short term investment grade financial instruments.


                                 ACCOUNTING TREATMENT

    For financial reporting purposes, CFB Capital II will be treated as a subsidiary of the Company and, accordingly, the accounts of CFB Capital II will be included in the consolidated statement of financial condition of the Company. The Capital Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Company Obligated Mandatorily Redeemable Preferred Securities of CFB Capital I and CFB Capital II," and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statements of operations.

    Future reports of the Company filed under the Exchange Act will present information regarding CFB Capital II and CFB Capital I and will include a footnote to the financial statements stating that (i) each trust is wholly-owned, (ii) the sole assets of each trust are the junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures), and (iii) the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of each trust with respect to the preferred securities issued by such trust. Neither CFB Capital I nor CFB Capital II will provide separate reports under the Exchange Act.

                                    CAPITALIZATION

    The following table sets forth the capitalization of the Company at June 30, 1997 and as adjusted to give effect to the acquisition of KeyBank Wyoming in July 1997, the proposed issuance of the Capital Securities, the proposed Common Stock Offering and the pending acquisitions of Summit and Republic. There can be no assurance that such offering or acquisitions will be consummated. See "Recent Developments - Pending Acquisitions" and "Use of Proceeds; Purpose of Offering." The pending acquisition of the Bank One Branches will be accounted for as an acquisition of assets and assumption of liabilities, and therefore no adjustments are necessary to reflect this acquisition.

                                                              June 30, 1997
                                                         -----------------------
                                                         Actual      As Adjusted
                                                         --------    -----------
                                                          (Dollars in thousands)
Long-term debt:
 Capital leases........................................  $  3,052    $    3,052
 Long-term bank debt...................................     7,066(1)     37,066
 7.30% Subordinated Notes due 2004.....................    60,000        60,000
 9.00% Exchangeable Subordinated Notes due 2005........    11,500        11,500
                                                         --------    ----------
         Total long-term debt .........................    81,618       111,618

Company-obligated mandatorily redeemable
 preferred securities of CFB Capital I and CFB
 Capital II (2)(3) ....................................    60,000       100,000

Stockholders' equity:
  Preferred stock, $.01 par value, 2,000,000 shares
    authorized; no shares issued.......................        --            --
  Common stock, $.01 par value,
    30,000,000 shares authorized;
    18,676,448 shares issued and outstanding;
    _________shares issued and outstanding as
    adjusted (4)(5)....................................       187            --
      Capital surplus..................................   101,017    ----------
  Retained earnings....................................   160,304        160,304
  Treasury stock, 3,534 shares.........................      (123)         (123)
                                                         --------    ----------
      Total stockholders' equity.......................   261,385    ----------
                                                         --------    ----------
          Total capitalization......................... $ 403,003       $
                                                         --------    ----------
                                                         --------    ----------


________________________

(1) Long term bank debt at June 30, 1997 was $37,066,000 on a pro forma basis as adjusted for $30,000,000 in bank debt incurred in July 1997 in connection with the acquisition of KeyBank Wyoming.

(2) The Company formed CFB Capital I, a wholly-owned business trust subsidiary of the Company, to issue $60 million in stated value of 8 7/8%
    Cumulative Capital Securities in February 1997.  The sole assets of
    CFB Capital I consist of approximately $61.8 million principal amount of 8 7/8% Junior Subordinated Debentures due 2027 issued by the Company to CFB Capital I. Such debentures will mature on February 1, 2027, which date may be shortened to a date not earlier than February 1, 2002 if certain conditions are met. CFB Capital II, a separate wholly-owned business subsidiary of the Company, will issue the Capital Securities hereunder and will hold the Junior Subordinated Debentures described herein as its sole asset. The sole assets of CFB Capital II will consist of approximately $41.2 million principal amount of ___% Junior Subordinated Debentures due 2027 to be issued by the Company to CFB Capital II. Such Junior Subordinated Debentures will mature on

    December 15, 2027, which date may be shortened to a date not earlier than December 15, 2002 if certain conditions are met. The Company owns all of the Common Securities of CFB Capital I and CFB Capital II.

(3) The junior subordinated debentures issued or to be issued by the Company to CFB Capital I and CFB Capital II are redeemable prior to maturity at the option of the Company, subject to any required prior approval of the Federal Reserve, (i) on or after February 1, 2002 or December 15,
    2002, respectively, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event, Capital Treatment Event or an Investment Company Event (each as defined in the relevant indenture).

(4) Reflects the adjustment in the number of shares of Common issued and outstanding assuming the issuance of (i) approximately --------- shares in the proposed Common Stock Offering (assuming an offering at the closing price of $------------- per share on -------------,
    1997), (ii) 400,000 shares in the proposed acquisition of Summit, and
    (iii) 368,500 shares in the proposed acquisition of Republic. See "Recent Developments - Pending Acquisitions" and "Use of Proceeds; Purpose of Offering."

(5) Excludes (i) 690,257 shares of common stock issuable pursuant to outstanding stock options and (ii) 1,793,305 shares of common stock issuable pursuant to options which may be granted under the Company's stock option plans.(1)

                                      MANAGEMENT

    The executive officers and directors of the Company are as follows:


Name                      Age        Position
----                      ---        --------

Donald R. Mengedoth       53         President, Chief Executive Officer and Chairman of the Board
Mark A. Anderson, CFA     40         Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Ronald K. Strand          51         Executive Vice President - Banking Group
David E. Groshong         49         Executive Vice President - Financial Services
Thomas E. Hansen          45         Senior Vice President and Central Region Manager
Bruce A. Heysse           46         Senior Vice President - Acquisitions
Thomas A. Hilt            55         Senior Vice President - Operations and Administration
Gary A. Knutson           50         Senior Vice President and Integration Manager
David A. Lee              53         Senior Vice President and Eastern Region Manager
Patricia J. Staples       41         Senior Vice President - Marketing
Harriette S. McCaul       46         Senior Vice President - Human Resources
James R. Krumm            49         Senior Vice President and Colorado Region Manager
Randall L. Dancliff       50         Senior Vice President and Wyoming Region Manager
Patricia A. Adam          61         Director
James T. Anderson         58         Director
Patrick E. Benedict       63         Director
Patrick Delaney           55         Director
John H. Flittie           61         Director
Dennis M. Mathisen        58         Director
Dean E. Smith             65         Director
Thomas C. Wold            60         Director
Harvey L. Wollman         62         Director


    Donald R. Mengedoth has been President, Chief Executive Officer, Chairman of the Board and a director of the Company since its organization in 1986.
He was Senior Vice President of First Bank System, Inc. ("FBS") from 1982 to 1987 and has worked in the banking business since 1966, including management positions in retail banking operations, human resources and commercial lending. From 1984 to 1987, Mr. Mengedoth was Regional Managing Director of FBS. From 1979 to 1982, Mr. Mengedoth was Vice President - Operations for FBS. Prior to that time, he was Senior Vice President of First Bank Milwaukee.

    Mark A. Anderson has been Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since its organization in 1986. He was Vice President and Regional Controller for FBS from 1984 to 1987. From 1979 to 1984, he held various positions with FBS-affiliated banks in the finance and credit analysis areas. Mr. Anderson is a Chartered Financial Analyst and a Certified Management Accountant and has been designated as Certified in Financial Management.

    Ronald K. Strand has been Executive Vice President - Banking Group since February 1993. He was previously Senior Vice President and Regional Manager for South Dakota and North Dakota for the Company from January 1991 to February 1993. Previously, Mr. Strand had been Vice President and Regional Manager for the Company and President, Chief Executive Officer and a director of the Company's affiliate bank in Wahpeton, North Dakota since 1988. Prior to his affiliation with the Company, he served as President and Chief Executive Officer of Norwest Bank of North Dakota, National Association, Wahpeton, from 1985 until 1988. He was employed by Norwest for a total of 15 years, having previously worked in Norwest banks in Jamestown, North Dakota, and Moorhead, Minnesota.

    David E. Groshong has been Executive Vice President - Financial Services since May 1996. He was previously Chairman and Chief Executive Officer of the Company's affiliate bank in Alliance, Nebraska from May 1995 to May 1996. Previously, Mr. Groshong had been President and Chief Executive of the Company's affiliate bank in Fergus Falls, Minnesota since 1992 and as Senior Vice President and Senior Loan Officer of the Company's affiliate bank in Fargo, North Dakota since 1985. He was employed by Norwest Bank of
Minnesota, National Association for a total of eight years and prior to that worked in the consumer finance industry.

    Thomas E. Hansen has been Senior Vice President and Central Region Manager since April 1993. He also served as President, Chief Executive Officer and director of the Company's affiliate bank in Fargo, North Dakota, from April 1993 to December 1996. Previously, he was employed by Norwest Bank Fargo for 19 years, most recently as President.

    Bruce A. Heysse has been Senior Vice President - Acquisitions since July 1996. He was Senior Vice President and Integration Manager of the Company from November 1995 to June 1996. He was Vice President and Senior Credit Officer of the Company from 1987 to November 1995. He began his banking career at the Company's affiliate bank in Wahpeton, North Dakota, and had a total of 11 years of banking experience prior to joining the Company.

    Thomas A. Hilt has been Senior Vice President - Operations and Administration of the Company since 1987 and President of Community First Service Corporation, the Company's data processing subsidiary, since 1988. He was Vice President and Manager - Operations Support for the Regional Division of FBS from 1984 to 1987. Prior to 1984, he held various positions with FBS since 1967, including responsibility for systems development, programming, audit and examination functions.

    Gary A. Knutson has been Senior Vice President and Integration Manager of the Company since July 1996 and previously was Senior Vice President and Western Region Manager since 1993. He was President, Chief Executive Officer and director of the Company's affiliate bank in Wahpeton, North Dakota from January 1991 to September 1993. He began his banking career at the Company's affiliate bank in Lidgerwood, North Dakota, and had a total of 14 years of banking experience prior to joining the Company.

    David A. Lee has been Senior Vice President and Eastern Region Manager of the Company since January 1991. He had been a Region Manager of the Company since 1987. He was President and Chief Executive Officer and a director of the Company's affiliate bank in Little Falls from 1988 to January 1993. Mr. Lee held various positions with FBS from 1966 to 1982.

    Patricia J. Staples has been Senior Vice President - Marketing since July 1994. Previously, Ms. Staples was employed as the public relations manager with MeritCare Health System for 10 years.

    Harriette S. McCaul, Ph.D., has been Senior Vice President - Human Resources since February 1997. Previously, she was the Dean of the College of Business Administration at North Dakota State University ("NDSU") in Fargo, North Dakota. She joined NDSU in 1983 and held various teaching and administrative positions in the Business Department and human resources area. Prior to that time, she was an instructor at Moorhead State University, Moorhead, Minnesota, and the director of faculty and staff benefits at the University of Kansas.

    James R. Krumm has been Senior Vice President since December 1996 and Colorado Region Manager since May 1997. He was Executive Vice President, Director and Chief Operating Officer of Mountain Parks Financial Corp. from January 1995 until the acquisition of Mountain Parks by the Company in December of 1996. He had also served as Vice President and Chief Credit Officer since 1991. Mr. Krumm has worked in the banking business since 1970, holding various senior management positions with banks in Iowa and Colorado.

    Randall L. Dancliff has been Senior Vice President and Wyoming Region Manager since July 1997. He was President and Chief Executive Officer of KeyBank Wyoming from April 1995 until the acquisition of KeyBank Wyoming by the company in July 1997. Prior to that, he served as President, Chief Operating Officer and Chief Financial Officer of KeyBank Wyoming from 1992 to April 1995, and as Regional Vice President of KeyBank Cheyenne from 1985 to 1991. From 1973 through 1985, he served in a variety of capacities with First Wyoming Bank, the predecessor to KeyBank Wyoming.

    Patricia A. Adam is Secretary to the South Dakota Senate and is active in various service, civic and community organizations in Pierre, South Dakota. Ms. Adam is or has been a member of the Boards of Directors of the South Dakota Historical Society, where she serves as President, of the South Dakota Discovery Center and Aquarium, where she served as President, of the Children's Care Hospital and School in Sioux Falls, South Dakota, the University of South Dakota Foundation, the Associated School Board of South Dakota, where she served as President for two years, and the Pierre, South Dakota Independent School Board where she served as President for five years.
 Ms. Adam previously served as a member of the Board of Directors of First National Bank, Selby, South Dakota. She has been a director of the Company since 1987.

    James T. Anderson has been the Vice President and Treasurer of U S WEST, Inc., a telecommunications service provider located in Englewood, Colorado, since 1984. Mr. Anderson held various positions in the Bell System from 1963 to 1984. Mr. Anderson has been a director of the Company since August 1993.

    Patrick E. Benedict is the owner of Benedict Farms, Inc., a 6,000-acre farming operation in Sabin, Minnesota. Mr. Benedict has been an advisory director to the Board of Directors of the Company's affiliate bank in Fargo, North Dakota since 1995 and was a director of the Company's affiliate bank in Fargo, North Dakota, from 1984 to 1995. Mr. Benedict is chairman of Golden Growers Coop and of Pro Gold LLC, a North Dakota corn processing company that is 49% owned by Golden Growers. He also serves on the executive committee and Board of Directors of the Neuropsychiatric Research Institute, the Board of Directors of MeritCare Health System, and is chairman of Northern Grain Company, all in Fargo, North Dakota. Mr. Benedict is chairman emeritus of American Crystal Sugar Company and past chairman of the Moorhead State University Foundation, both in Moorhead, Minnesota. He has been a director of the Company since 1992.

    Patrick Delaney is a partner in the Minneapolis, Minnesota law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been a lawyer since 1967. Mr. Delaney is the secretary of MTS Systems Corporation, a Minneapolis-based manufacturer of systems for materials testing, measurement and simulation. He is also a director and the Secretary of CNS, Inc. and a director and the Secretary of Applied Biometrics, Inc., both of which companies are medical device manufacturers based in Minneapolis. He has been a director of the Company since 1987.

    John H. Flittie has been the President and Chief Operating Officer of ReliaStar Financial Corp., formerly The NWNL Companies, Inc., a Minneapolis-based insurance and financial services company, since July 1993. Mr. Flittie held various positions with NWNL and Northwestern National from 1985 to July 1993. From 1976 to 1985, Mr. Flittie was a partner at Touche Ross & Co., an audit and consulting firm. Mr. Flittie is a member of the Board of Directors of ReliaStar Financial Corp. and various subsidiaries of ReliaStar. He has been a director of the Company since 1993.

    Dennis M. Mathisen served as Chairman of the Board, President and Chief Executive Officer of Mountain Parks from its formation in 1981 until the acquisition of Mountain Parks by the Company in December 1996. Since 1974, he served as a director and principal officer of rural and suburban commercial banks located in Colorado and

Minnesota. He has also served as the President of Marshall Financial Group (a provider of management, financing and merger and acquisition services) since 1989. Mr. Mathisen is a member of the Board of Directors of Transportation Corporation of America, a midwestern trucking company; the Harlem Globetrotters, International, an international sports entertainment company; and Horizon Asset Management, LLP, a registered asset management company. Mr. Mathisen has been a director of the Company since December 1996.

    Dean E. Smith, a private investor, was the Managing General Partner of The Robins Group, a private investment partnership, from 1983 to 1996. Mr. Smith was a managing partner of R. & D. Investors Co. from 1968 to 1983 and held various positions with First National Bank of Minneapolis from 1955 to 1967. Mr. Smith has served previously as a director of Citizens State Bank of Green Isle, Green Isle, Minnesota, and Resource Bank and Trust Company, Minneapolis, Minnesota. Mr. Smith has been a director of the Company since 1993.

    Thomas C. Wold has been a practicing attorney in Fargo, North Dakota since 1962 and is President and a shareholder of the law firm of Wold Johnson, P.C. He is active in the development of motels, apartments and other real estate projects. He has been actively involved in a number of civic and charitable organizations. He has been a director of the Company since 1987.

    Harvey L. Wollman is a farmer in Frankfurt, South Dakota. Mr. Wollman served in the South Dakota State Senate from 1968 to 1974, was Lieutenant Governor from 1974 to 1977, and served as Governor of South Dakota in 1978. Mr. Wollman has served on various State government committees and is active in various service, civic and community organizations. He has been a director of the Company since 1987.

                        DESCRIPTION OF THE CAPITAL SECURITIES

    The Capital Securities and the Common Securities will be issued pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the Delaware Trustee and the Property Trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Trust Agreement and those made part of the Trust Agreement by the Trust Indenture Act. This summary of certain terms and provisions of the Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

    Pursuant to the terms of the Trust Agreement, the Administrative Trustees on behalf of CFB Capital II will issue the Capital Securities and the Common Securities (collectively, the "Trust Securities"). The Capital Securities will represent preferred undivided beneficial interests in the assets of CFB Capital II and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of CFB Capital II (which will be held by the Company), as well as other benefits as described in the Trust Agreement.

    The Capital Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Common Securities of CFB Capital II except as described under "Subordination of Common Securities of CFB Capital II Held by the Company" below.

    Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities (the "Guarantee") will be a guarantee on a subordinated basis and will not guarantee payment of

Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Capital Securities if CFB Capital II does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

    PAYMENT OF DISTRIBUTIONS. Distributions on the Capital Securities will be payable at the annual rate of _____% of the stated Liquidation Amount of $25, payable quarterly in arrears on the 15th day of March, June, September, and December in each year, commencing March 15, 1998 to the holders of the Capital Securities on the relevant record dates (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). The amount of each distribution due with respect to the Capital Securities will include amounts accrued through the date the distribution payment is due. Distributions on the Capital Securities will be payable to the holders thereof as they appear on the register of CFB Capital II on the relevant record date which, for so long as the Capital Securities remain in book-entry form, will be one Business Day (as defined below) prior to the relevant Distribution Date and, in the event the Capital Securities are not in book-entry form, will be the 1st day of the month in which the relevant Distribution Date occurs. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be March 15, 1998.

    The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. As used in this Prospectus, a "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of Minnesota are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

    The funds of CFB Capital II available for distribution to holders of its Capital Securities will be limited to payments by the Company under the Junior Subordinated Debentures in which CFB Capital II will invest the proceeds from the issuance and sale of its Capital Securities. See "Description of Junior Subordinated Debentures." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent CFB Capital II has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company. See "Description of Guarantee."

    EXTENSION PERIOD. So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each such period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, quarterly Distributions on the Capital Securities will be deferred by CFB Capital II during any such Extension Period. Distributions to which holders of Capital Securities are entitled will accumulate additional amounts thereon at the rate per annum of ____% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted under applicable law. The term "Distributions" as used herein shall include any such additional accumulated amounts. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the

Guarantee and (d) purchases of common stock for issuance under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period.

    The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

REDEMPTION

    MANDATORY REDEMPTION. Upon the repayment or redemption at any time, in whole or in part, of any Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Redemption Price (as defined below). See "Description of Junior Subordinated Debentures - Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption of the Trust Securities pro rata.

    OPTIONAL REDEMPTION. The Company will have the right to redeem the Junior Subordinated Debentures (i) on or after December 15, 2002, in whole at any time or in part from time to time at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of Junior Subordinated Debentures - Redemption."

    TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION, CAPITAL TREATMENT EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a Tax Event, an Investment Company Event or a Capital Treatment Event shall occur and be continuing, the Company has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Trust Securities in whole (but not in part) at the Redemption Price (as defined below) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event a Tax Event, an Investment Company Event or Capital Treatment Event has occurred and is continuing and the Company does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of the Trust Securities or to liquidate CFB Capital II and cause the Junior Subordinated Debentures to be distributed to holders of the Trust Securities in liquidation of CFB Capital II as described below, such Trust Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Junior Subordinated Debentures.

DEFINITIONS.

    "Additional Sums" means the additional amounts as may be necessary to be paid by the Company with respect to the Junior Subordinated Debentures in order that the amount of Distributions then due and payable by CFB Capital II on the outstanding Trust Securities of CFB Capital II shall not be reduced as a result of any additional taxes, duties and other governmental charges to which CFB Capital II has become subject.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated

Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of CFB Capital II, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $25 per Trust Security.

    "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    Subject to the Company having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies of the Federal Reserve, the Company will have the right at any time to liquidate CFB Capital II and, after satisfaction of the liabilities of creditors of CFB Capital II as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Trust Securities in liquidation of CFB Capital II. After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Capital Securities (i) such Capital Securities will no longer be deemed to be outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on the Capital Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of CFB Capital II were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of CFB Capital II, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

    Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that CFB Capital II has funds on hand available for the payment of such Redemption Price. See "- Subordination of Common Securities of CFB Capital II Held by the Company" and "- Guarantee."

    If CFB Capital II gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, Minneapolis time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit with the Depositary funds sufficient to pay the aggregate Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of such Capital Securities. See "Book-Entry Issuance." If such Capital Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will deposit with the paying agent for such Capital Securities funds sufficient to pay the aggregate Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of such Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by CFB Capital II or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by CFB Capital II for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price. See "Description of Guarantee."

    Subject to applicable law (including, without limitation, United States federal securities law), the Company may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Payment of the Redemption Price on the Capital Securities and any distribution of Junior Subordinated Debentures to holders of Capital Securities shall be made to the applicable recordholders thereof as they appear on the register of such Capital Securities on the relevant record date, which date shall be one Business Day prior to the relevant Redemption Date or Liquidation Date, as applicable; provided, however, that in the event that any Capital Securities are not in book-entry form, the relevant record date for such Capital Securities shall be a date at least 15 days prior to the Redemption Date or Liquidation Date, as applicable. In the case of a liquidation, the record date shall be no more than 45 days before the Liquidation Date.

    If less than all of the Trust Securities issued by CFB Capital II are to be redeemed on a Redemption Date, then the aggregate Redemption Price for such Trust Securities to be redeemed shall be allocated pro rata to the Capital Securities and Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple thereof) of the Liquidation Amount of Capital Securities. The Property Trustee shall promptly notify the Trust Securities registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at such holder's registered address. Unless CFB Capital II defaults in payment of the applicable Redemption Price, on and after the Redemption Date, Distributions will cease to accrue on such Capital Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES OF CFB CAPITAL II HELD BY THE COMPANY

    Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the

Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

    The Company will have the right at any time to terminate CFB Capital II and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Distribution of Junior Subordinated Debentures" above.

    In addition, pursuant to the Trust Agreement, CFB Capital II shall automatically terminate upon expiration of its term and shall earlier terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) delivery by the Company of written direction to the Property Trustee to terminate CFB Capital II (which direction is optional and wholly within the discretion of the Company); (iii) redemption of all of the Capital Securities as described under "Description of the Capital Securities - Redemption - Mandatory Redemption;" and (iv) the entry of an order for the dissolution of CFB Capital II by a court of competent jurisdiction.

    If an early termination occurs as described in clause (i), (ii) or (iv) above, CFB Capital II shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of CFB Capital II as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of CFB Capital II available for distribution to holders, after satisfaction of liabilities to creditors of CFB Capital II as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount of $25 per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because CFB Capital II has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by CFB Capital II on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

    Under current United States federal income tax law and interpretations and assuming, as expected, CFB Capital II is treated as a grantor trust, a distribution of the Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Consequences." If the Company elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate CFB Capital II and distribute the Junior Subordinated Debentures to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures.

    If the Company elects to liquidate CFB Capital II and thereby causes the Junior Subordinated Debentures to be distributed to holders of the Capital Securities in liquidation of CFB Capital II, the Company shall continue to have the right to shorten the maturity of such Junior Subordinated Debentures, subject to certain conditions. See "Description of Junior Subordinated Debentures - General."

EVENTS OF DEFAULT; NOTICE

    Any one of the following events that has occurred and is continuing constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures - Debenture Events of Default"); or

         (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement (other than a default or breach in the performance of a covenant or warranty which is addressed in clause (ii) or (iii) above), and continuation of such default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, unless such Event of Default shall have been cured or waived. The Company and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of CFB Capital II as described above. See "- Liquidation Distribution Upon Termination." Upon a Debenture Event of Default, unless the principal of all the Junior Subordinated Debentures has already become due and payable, either the Property Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then outstanding may declare all of the Junior Subordinated Debentures to be due and payable immediately by giving notice in writing to the Company (and to the Property Trustee, if notice is given by holders of the Junior Subordinated Debentures). If the Property Trustee or the holders of the Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures due and payable upon a Debenture Event of Default, the holders of at least 25% in Liquidation Amount of the Capital Securities then outstanding shall have the right to declare the Junior Subordinated Debentures immediately due and payable. In either event, payment of principal and interest on the Junior Subordinated Debentures shall remain subordinated to the extent provided in the Indenture. In addition, holders of the Capital Securities have the right in certain circumstances to bring a Direct Action (as hereinafter defined). See "Description of Junior Subordinated Debentures - Enforcement of Certain Rights by Holders of Capital Securities."

REMOVAL OF TRUSTEES

    Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

    Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of Trust Property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

    Any Person (as defined in the Trust Agreement) into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF CFB CAPITAL II

    CFB Capital II may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. CFB Capital II may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of CFB Capital II with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (iv) such successor entity has a purpose identical to that of CFB Capital II, (v) the Successor Securities will be listed or traded on any national securities exchange or other organization on which the Capital Securities may then be listed, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to CFB Capital II experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither CFB Capital II nor such successor entity will be required to register as an investment company under the Investment Company Act and (vii) the Company or any permitted successor or designee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, CFB Capital II shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause CFB Capital II or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided below and under "Description of Guarantee - Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that CFB Capital II will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that CFB Capital II will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Trustees and the Company with (i) the consent of holders representing not less than a majority of the aggregate Liquidation Amount of the outstanding Trust Securities, and
(ii) receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect CFB Capital II's status as a grantor trust for United States federal income tax purposes or CFB Capital II's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding the Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of the Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that CFB Capital II will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

    Any required approval of holders of the Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of the Capital Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of the Capital Securities will be required for CFB Capital II to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL CAPITAL SECURITIES

    The Capital Securities will be represented by one or more global certificates registered in the name of the Depositary or its nominee ("Global Capital Security"). Beneficial interests in the Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in the Depositary. Except as described below, Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    A global security shall be exchangeable for Capital Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing an Event of Default under the Indenture. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary with respect to ownership of beneficial interests in such global security. In the event that Capital Securities are issued in definitive form, such Capital Securities will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Unless and until it is exchanged in whole or in part for the individual Capital Securities represented thereby, a Global Capital Securities may not be transferred except as a whole by the Depositary to a nominee of such the Depositary or by a nominee of such the Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    Payments on Capital Securities represented by a global security will be made to the Depositary, as the depositary for the Capital Securities. In the event the Capital Securities are issued in definitive form, Distributions will be payable, the transfer of the Capital Securities will be registrable, and Capital Securities will be exchangeable for Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 1st day of the month in which the relevant Distribution Date occurs. For a description of the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    Upon the issuance of a Global Capital Security, and the deposit of such Global Capital Security with or on behalf of the Depositary, the Depositary for such Global Capital Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Capital Securities represented by such Global Capital Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Capital Securities. Ownership of beneficial interests in a Global Capital Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Capital Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Capital Security.

    So long as the Depositary for a Global Capital Security, or its nominee, is the registered owners of such Global Capital Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such Global Capital Security for all purposes under the Trust Agreement governing such Capital Securities. Except as provided below, owners of beneficial interests in a Global Capital Security will not be entitled to have any of the individual Capital Securities represented by such Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

    None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar (defined below) for such Capital Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Capital Security representing such Capital Securities or for maintaining supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for Capital Securities or its nominee, upon receipt of any payment of the Liquidation Amount or Distributions in respect of a permanent Global Capital Security immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Capital Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Capital Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depositary for the Capital Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, CFB Capital II will issue individual Capital Securities in exchange for the Global Capital Security. In addition, CFB Capital II may at any time and in its sole discretion, subject to any limitations described herein relating to such Capital Securities, determine not to have any Capital Securities represented by one or more Global Capital Securities and, in such event, will issue individual Capital Securities in exchange for the Global Capital Security or Securities representing the Capital Securities. Further, if CFB Capital II so specifies with respect to the Capital Securities, an owner of a beneficial interest in a Global Capital Security representing Capital Securities may, on terms acceptable to the Company, the Property Trustee and the Depositary for such Global Capital Security, receive individual Capital Securities in exchange for such beneficial interests, subject to any limitations described herein. In any such instance, an owner of a beneficial interest in a Global Capital Security will be entitled to physical delivery of individual Capital Securities represented by such Global Capital Security equal in Liquidation Amount to such beneficial interest and to have such Capital Securities registered in its name. Individual Capital Securities so issued will be issued in denominations, unless otherwise specified by CFB Capital II, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Capital Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any of the Capital Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Capital Securities. Registration of transfers of the Capital Securities will be effected without charge by or on behalf of CFB Capital II, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. CFB Capital II will not be required to register or cause to be registered the transfer of the Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than upon the occurrence and during the continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate CFB Capital II in such a way that CFB Capital II will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of CFB Capital II or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities. Holders of the Capital Securities have no preemptive or similar rights.

    CFB Capital II may not borrow money or issue debt or mortgage or pledge any of its assets.


                  DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures will be issued under the Subordinated Indenture, dated as of December __, 1997 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Indenture Trustee"). The following summary of the terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

    Concurrently with the issuance of the Capital Securities, CFB Capital II will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will be issued as unsecured debt under the Indenture.

GENERAL

    The Junior Subordinated Debentures will bear interest at the annual rate of ___% of the principal amount thereof, payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, an "Interest Payment Date"), commencing March 15, 1998, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Notwithstanding the above, in the event that either the (i) Junior Subordinated Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture (as defined herein), the record date for such payment shall be the 1st day of the month in which such payment is made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of CFB Capital II, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of _____% thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

    The Junior Subordinated Debentures will mature on December 15, 2027 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened once at any time by the Company to any date not earlier than December 15, 2002, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. In the event that the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it shall give notice to the Indenture Trustee, and the Indenture Trustee shall give notice of such shortening or extension to the holders of the Junior Subordinated Debentures no less than 90 days prior to the effectiveness thereof.

    The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiaries, including the Company's Banks, upon any such subsidiaries' liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Subordination" below.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters (each such period an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences - Potential Extension of Interest Payment Period and Original Issue Discount."

    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debentures) that rank PARI PASSU with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks PARI PASSU with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Indenture Trustee notice of its election of any Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to the holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

ADDITIONAL SUMS

    If CFB Capital II is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures such amounts ("Additional Sums") as shall be required so that the Distributions payable by CFB Capital II shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

REDEMPTION

    Subject to the Company having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after December 15, 2002, in whole at any time or in part from time to time, or (ii) at any time in whole (but not in part), upon the occurrence and during the continuance of a Tax Event, an Investment Company Event or a Capital Treatment Event, in each case at a redemption price equal to the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at such holder's registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

    The Junior Subordinated Debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

    As described under "Description of the Capital Securities - Liquidation Distribution Upon Termination," under certain circumstances involving the termination of CFB Capital II, the Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of CFB Capital II after satisfaction of liabilities to creditors of CFB Capital II as provided by applicable law. If distributed to holders of the Capital Securities in liquidation, the Junior Subordinated Debentures will initially be issued in the form of one or more global securities and the Depositary, or any successor depositary for the Capital Securities, will act as depositary for the Junior Subordinated Debentures. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Capital Securities. If the Junior Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of CFB Capital II, there can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

RESTRICTIONS ON CERTAIN PAYMENTS

    If at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, or (iii) while the Junior Subordinated Debentures are held by CFB Capital II, the Company shall be in default with respect to its payment of any obligation under the Guarantee, then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Junior Subordinated Debt) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of Common Stock related to rights under any of the Company's benefit plans for its directors, officers or employees).

SUBORDINATION

    In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. The Junior Subordinated Debentures will rank PARI PASSU with Trust Related Securities, if any, of the Company. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures.

    In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Subordinated Debt shall not be entitled to receive payment of any such amounts to the extent that such Subordinated Debt is by its terms subordinated to trade creditors.

    No payments on account of principal or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt or an event of default with respect to any Senior and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent: (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

    "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is PARI PASSU with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject,
(v) the Guarantee, and (vi) any other debt securities issued pursuant to the Indenture.

    The Indenture places no limitation on the amount of additional Senior and Subordinated Debt or Trust Related Securities that may be issued by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt and may issue additional Trust Related Securities.

DENOMINATIONS, REGISTRATION AND TRANSFER

    The Junior Subordinated Debentures will be represented by global certificates registered in the name of the Depositary or its nominee ("Global Subordinated Debenture"). Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance."

    Unless and until a Global Subordinated Debenture is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, it may not be transferred except as a whole by the Depositary for such Global Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to such global security. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in definitive form, such Junior Subordinated Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Junior Subordinated Debentures represented by a global security will be made to the Depositary, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in definitive form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Indenture Trustee, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 1st day of the month in which such payment is to be made. For a description of the Depositary and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

    The Company will appoint the Indenture Trustee as securities registrar under the Indenture (the "Securities Registrar"). Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the Securities Registrar. The Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in the place of payment. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither the Company nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

    Upon the issuance of the Global Subordinated Debenture, and the deposit of such Global Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Ownership of beneficial interests in a Global Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Subordinated Debenture.

    So long as the Depositary for a Global Subordinated Debenture, or its nominee, is the registered owner of such Global Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures represented by such Global Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

    Payments of principal of and interest on individual Junior Subordinated Debentures represented by a Global Subordinated Debenture registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Subordinated Debenture representing such Junior Subordinated Debentures. None of the Company, the Indenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary or its nominee, upon receipt of any payment of principal or interest in respect of a permanent Global Subordinated Debenture representing the Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Subordinated Debenture as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

    If the Depositary is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. In addition, the Company may at any time and in its sole discretion, determine not to have the Junior Subordinated Debentures represented by one or more Global Junior Subordinated Debentures and, in such event, will issue individual Junior Subordinated Debentures in exchange for the Global Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures, an owner of a beneficial interest in a Global Subordinated Debenture representing Junior Subordinated Debentures may, on terms acceptable to the Company, the Indenture Trustee and the Depositary for such Global Subordinated Debenture, receive individual Junior Subordinated Debentures in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a Global Subordinated Debenture will be entitled to physical delivery of individual Junior Subordinated Debentures equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures so issued will be issued in denominations, unless otherwise specified by the Company, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

    Payment of principal of and any interest on the Junior Subordinated Debentures will be made at the office of the Indenture Trustee, except that at the option of the Company payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

    Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of or interest on the Junior Subordinated Debentures and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

MODIFICATION OF INDENTURE

    From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Capital Securities unless and until the principal of the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

DEBENTURE EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or to the Company and the Indenture Trustee by the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

    The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

    In case a Debenture Event of Default shall occur and be continuing as to the Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

    The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder ("Direct Action"). If the right to bring a Direct Action is removed, CFB Capital II may become subject to the reporting obligations under the Exchange Act. The Company shall have the right under the Indenture to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

    The holders of the Capital Securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities - Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing;
and (iii) certain other conditions as prescribed in the Indenture are met.

    The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Indenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Indenture Trustee for cancellation, for the principal and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of Minnesota.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

COVENANTS OF THE COMPANY

    The Company will covenant in the Indenture, as to the Junior Subordinated Debentures, that if and so long as (i) CFB Capital II is the holder of all such Junior Subordinated Debentures, (ii) a Tax Event in respect of CFB Capital II has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of the Capital Securities - Redemption") in respect of the Capital Securities, the Company will pay to CFB Capital II such Additional Sums. The Company will also covenant, as to the Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of CFB Capital II to which Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate CFB Capital II, except upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve, and except (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of CFB Capital II or (b) in connection with certain mergers, consolidations, or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause CFB Capital II to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                                 BOOK-ENTRY ISSUANCE

    The Depositary will act as securities depositary for all of the Capital Securities and the Junior Subordinated Debentures. The Capital Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global certificates will be issued for the Capital Securities and the Junior Subordinated Debentures and will be deposited with the Depositary.

    The Depositary is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its Participants deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

    Purchases of Capital Securities or Junior Subordinated Debentures within the Depositary system must be made by or through Direct Participants, which will receive a credit for the Capital Securities or Junior Subordinated Debentures on the Depositary's records. The ownership interest of each actual purchaser of each Capital Securities and each Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Capital Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Capital Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the or Junior Subordinated Debentures is discontinued.

    The Depositary has no knowledge of the actual Beneficial Owners of the Capital Securities or Junior Subordinated Debentures; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Capital Securities or Junior Subordinated Debentures. If less than all of the Capital Securities or the Junior Subordinated Debentures are being redeemed, the Depositary will determine by lot or pro rata the amount of the Capital Securities of each Direct Participant to be redeemed.

    Although voting with respect to the Capital Securities or the Junior Subordinated Debentures is limited to the holders of record of the Capital Securities Junior Subordinated Debentures, in those instances in which a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Capital Securities or Junior Subordinated Debentures. Under its usual procedures, the Depositary would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Capital Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distribution payments on the Capital Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of the Depositary, the relevant Trustee, CFB Capital II or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to the Depositary is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    The Depositary may discontinue providing its services as securities depositary with respect to any of the Capital Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Capital Securities or Subordinated Debenture certificates representing such Capital Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Capital Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through the Depositary. In any such event, definitive certificates for such Capital Securities or Junior Subordinated Debentures will be printed and delivered.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that CFB Capital II and the Company believe to be accurate, but CFB Capital II and the Company assume no responsibility for the accuracy thereof. Neither CFB Capital II nor the Company has any responsibility for the performance by the Depositary or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTEE

    The Capital Securities Guarantee Agreement (the "Guarantee") will be executed and delivered by the Company concurrently with the issuance of the Capital Securities for the benefit of the holders of the Capital Securities. Wilmington Trust Company will act as indenture trustee ("Guarantee Trustee") under the Guarantee for the purposes of compliance with the Trust Indenture Act, and the Guarantee will be qualified as an Indenture under the Trust Indenture Act. The following summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

    The Guarantee will be an irrevocable guarantee on a subordinated basis of CFB Capital II's obligations under the Capital Securities, but will apply only to the extent that CFB Capital II has funds sufficient to make such payments, and is not a guarantee of collection.

    The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that CFB Capital II may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of CFB Capital II (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that CFB Capital II has funds on hand available therefor at such time,
(ii) the Redemption Price with respect to any Capital Securities called for redemption to the extent that CFB Capital II has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of CFB Capital II (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the Liquidation Distribution and (b) the amount of assets of CFB Capital II remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing CFB Capital II to pay such amounts to such holders.

    If the Company does not make interest payments on the Junior Subordinated Debentures held by CFB Capital II, CFB Capital II will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt of the Company and PARI PASSU with all current and future Trust Related Securities. See "Status of the Guarantee" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. Except as otherwise described herein, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior and Subordinated Debt whether under the Indenture, any other indenture that the Company may enter into in the future, or otherwise.

    The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of CFB Capital II's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of CFB Capital II's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Junior Subordinated Debentures and PARI PASSU with all Trust Related Securities.

    The Guarantee will constitute a guarantee of payment and not of collection. For example, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by CFB Capital II or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Debt or Trust Related Securities that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt and may issue additional Trust Related Securities.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. See "Description of the Capital Securities - Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against CFB Capital II, the Guarantee Trustee or any other person or entity.

    The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of CFB Capital II or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of Minnesota.

THE EXPENSE AGREEMENT

    Pursuant to the Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom CFB Capital II becomes indebted or liable, the full payment of any costs, expenses or liabilities of CFB Capital II, other than obligations of CFB Capital II to pay to the holders of the Capital Securities or other similar interests in CFB Capital II of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.


                    RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                   JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Capital Securities (to the extent CFB Capital II has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee of CFB Capital II's obligations under the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, CFB Capital II will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when CFB Capital II does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such Distributions to such holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior and Subordinated Debt and PARI PASSU with all current and future Trust Related Securities.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of CFB Capital II except CFB Capital II's obligations to holders of Capital Securities; and (iv) the Trust Agreement further provides that CFB Capital II will not engage in any activity that is not consistent with the limited purposes of CFB Capital II.

    Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE CAPITAL SECURITIES UNDER THE GUARANTEE

    A holder of any the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, CFB Capital II or any other person or entity,

    A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default.

LIMITED PURPOSE OF CFB CAPITAL II

    The Capital Securities evidence a beneficial interest in CFB Capital II, and CFB Capital II exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of the Capital Securities and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of the Capital Securities is entitled to receive Distributions from CFB Capital II (or from the Company under the Guarantee) if and to the extent CFB Capital II has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of CFB Capital II involving the liquidation of the Junior Subordinated Debentures, the holders of Capital Securities will be entitled to receive, out of assets held by CFB Capital II, the Liquidation Distribution in cash. See "Description of the Capital Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of CFB Capital II (other than CFB Capital II's obligations to the holders of its Capital Securities), the positions of a holder of the Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


                       CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Lindquist & Vennum P.L.L.P., counsel to the Company ("Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Persons (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to

United States federal income taxation regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or, if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Person" shall include any trust if a court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

    The following discussion does not discuss the tax consequences that might be relevant to persons that are not United States Persons ("non-United States Persons") . Non-United States Persons should consult their own tax advisors as to the specific United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities.

    The authorities on which this summary is based are subject to various interpretations and the opinions of Counsel are not binding on the Internal Revenue Service ("Service") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

    HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS, SEE "DESCRIPTION OF CAPITAL SECURITIES -- REDEMPTION."

CLASSIFICATION OF CFB CAPITAL II

    In connection with the issuance of the Capital Securities, Counsel is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, CFB Capital II will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the Capital Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Junior Subordinated Debentures. See "-- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends received deduction.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    The Company intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Capital Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue

Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Except as set forth below, stated interest on the Junior Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

    The Company believes that, under the applicable Treasury regulations, the Junior Subordinated Debentures will not be considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. If, however, the Company exercises its right to defer Payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Junior Subordinated Debentures on a daily basis during the Extension Period, even though the Company will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Junior subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Junior Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the Junior Subordinated Debentures, and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income.

    The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could take a contrary position. If the Service were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether the Corporation exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

    Under current law, a distribution by CFB Capital II of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities -- Liquidation and Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through CFB Capital II, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of CFB Capital II were to occur because CFB Capital II is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to Securityholders by CFB Capital II could be a taxable event to CFB Capital II and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of CFB Capital
II. A Securityholder would recognize interest income in respect of Junior Subordinated Debentures received from CFB Capital II in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

    Gain or loss will be recognized by a Securityholder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Capital Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Capital

Securities held for more than one year will generally be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of OID accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the Service. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Service.

POSSIBLE TAX LAW CHANGES

    Congress and the Clinton Administration have recently considered proposals that would deny corporate issuers a deduction for United States income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. While no such proposals are currently pending in Congress, there can be no assurance that similar legislation will not be enacted in the future or that other legislation enacted after the date hereof will not adversely affect the ability of the Company to deduct the interest payable on the Junior Subordinated Debentures. Such a change would give rise to a Tax Event which may permit the Company to cause a redemption of the Capital Securities by electing to redeem the Junior Subordinated Debentures. See "Description of the Capital Securities--Redemption" and "Description of the Junior Subordinated Debentures -- Redemption."


                                     UNDERWRITING

    The Underwriters named below have agreed, subject to the terms and conditions of a Purchase Agreement to purchase from CFB Capital II the respective number of Capital Securities set forth opposite their names in the table below.

                                             NUMBER OF
                                             ---------
                                              CAPITAL
                                              -------
    UNDERWRITER                              SECURITIES
    -----------                              ----------
    Piper Jaffray Inc......................
    Dain Bosworth Incorporated.............  ----------
                                              1,600,000
                                             ----------
                                             ----------

    The Underwriters have advised the Company and CFB Capital II that they propose to offer the Capital Securities directly to the public initially at the public offering price set forth on the cover page of this Prospectus and to selected dealers at such price less a concession not in excess of $____ per Capital Security. The Underwriters may allow and such dealers may reallow a concession not in excess of $____ per Capital Security to certain other brokers and dealers. After the public offering, the public offering price, concession and reallowance, and other selling terms may be changed by the Underwriters.

    In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Purchase Agreement provides that the Company will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $_____ per Capital Security.

    Each of the Company and CFB Capital II has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof.

    The Underwriters have advised CFB that they do not intend to confirm sales to any account over which either Underwriter exercises discretionary authority in excess of 5% of the number of Capital Securities offered hereby. In connection with the Offer and Sale of the Capital Securities, the Underwriters will comply with Rule 2810 under the NASD Conduct Rules.

    Piper Jaffray Inc. and Dain Bosworth Incorporated have periodically provided investment banking services to the Company.

    In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may over allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Capital Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

    In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


                                    LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Capital Securities, the enforceability of the Trust Agreement and the formation of CFB Capital II will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and CFB Capital II. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Company by Lindquist & Vennum P.L.L.P., Minneapolis, Minnesota, counsel to the Company. Patrick Delaney, a holder of common stock and of options to purchase common stock and a director of the Company, is a partner in Lindquist & Vennum. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Faegre & Benson LLP, Minneapolis, Minnesota. Lindquist & Vennum and Faegre & Benson LLP will rely on the opinions of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Lindquist & Vennum.


                                       EXPERTS

    The consolidated financial statements of the Company incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which (i) as to the years 1995 and 1994, are based in part on the reports of Arthur Andersen LLP, formerly independent auditors for Mountain Parks, and (ii) as to the year 1994, are based in part on the reports of Hacker, Nelson & Co., P.C. and Fortner, Bayens, Levkulich and Co., P.C., formerly independent auditors for Minowa Bancshares, Inc. and First Community Bankshares, Inc., respectively. As of the date of their reports and during the periods covered by the financial statements on which they reported, each of the foregoing accounting firms were independent certified public accountants with respect to the Company, Mountain Parks, Minowa Bancshares, Inc. and First Community Bankshares, Inc., as the case may be, within the meaning of the Securities Act and the applicable published rules and regulations thereunder. The Company has agreed to indemnify Hacker, Nelson & Co., P.C., its officers, directors and employees from any and all damages, fines, legal costs and expenses that may be incurred by the parties being indemnified in successfully defending their audit to any person, corporation or governmental entity relying upon the audit, provided that such indemnification will not apply to any claim, legal expense, or costs incurred if Hacker, Nelson & Co., P.C. has been found guilty of professional malpractice with respect to such audit. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The financial statements of KeyBank Wyoming as of and for the year ended December 31, 1996 appearing in Community First Bankshares, Inc.'s Current Report on Form 8-K/A filed on September 22, 1997 with the Securities and Exchange Commission have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

    No dealer, salesperson or other
person has been authorized to give any         1,600,000 CAPITAL SECURITIES
information or to make representations
other than those contained in this                    CFB CAPITAL II
Prospectus in connection with the offer
made by this Prospectus, and, if given     ____% CUMULATIVE CAPITAL SECURITIES
or made, such information or                   (LIQUIDATION AMOUNT $25 PER
representations must not be relied upon              CAPITAL SECURITY)
as having been authorized by the Company,  FULLY AND UNCONDITIONALLY GUARANTEED,
CFB Capital II or either Underwriter.                AS DESCRIBED HEREIN, BY
Neither the delivery of this Prospectus
nor any sale made hereunder shall under
any circumstance create an implication
that the information herein or incorporated
by reference herein is correct as of
anytime subsequent to its date.  This                   [CFB LOGO]
Prospectus does not constitute an offer
or solicitation by anyone in any
jurisdiction in which such offer or
solicitation is not authorized or in
which the person making such offer or
solicitation is not qualified to do so
or to anyone to whom it is unlawful to
make such offer or solicitation.

       ___________________

        TABLE OF CONTENTS
                                                             _______________

                                               PAGE             PROSPECTUS
Available Information . . . . . . . . . . . .                _______________
Incorporation of Certain Documents
  by Reference. . . . . . . . . . . . . . . .
Prospectus Summary. . . . . . . . . . . . . .
Summary Historical Consolidated                             PIPER JAFFRAY INC.
  Financial Data. . . . . . . . . . . . . . .
Summary Pro Forma Condensed
 Combined Financial Data. . . . . . . . . . .
Risk Factors. . . . . . . . . . . . . . . . .
Recent Developments . . . . . . . . . . . . .                  DAIN BOSWORTH
Use of Proceeds; Purpose of Offering. . . . .                  INCORPORATED
Accounting Treatment. . . . . . . . . . . . .
Capitalization. . . . . . . . . . . . . . . .
Management. . . . . . . . . . . . . . . . . .
Description of the Capital Securities . . . .
Description of the Junior Subordinated                               , 1997
  Debentures. . . . . . . . . . . . . . . . .
Book-Entry Issuance . . . . . . . . . . . . .
Description of Guarantee. . . . . . . . . . .
Relationship among the Capital. . . . . . . .
  Securities, the Junior Subordinated
  Debentures and the Guarantee. . . . . . . .
Certain Federal Income Tax
  Consequences. . . . . . . . . . . . . . . .
Underwriting. . . . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . .

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission registration fee. . . .  $ 12,121
         NASD fee . . . . . . . . . . . . . . . . . . . . . . . . .    17,500
         Nasdaq fees. . . . . . . . . . . . . . . . . . . . . . . .     8,000
         Trustees' fees and expenses. . . . . . . . . . . . . . . .    12,000
         Legal fees and expenses. . . . . . . . . . . . . . . . . .   100,000
         Blue Sky fees and expenses . . . . . . . . . . . . . . . .     5,000
         Accounting fees and expenses . . . . . . . . . . . . . . .    35,000
         Printing expenses. . . . . . . . . . . . . . . . . . . . .    50,000
         Miscellaneous expenses . . . . . . . . . . . . . . . . . .    15,379
                                                                     --------
                  Total . . . . . . . . . . . . . . . . . . . . . .  $255,000
                                                                     --------
                                                                     --------

    All of the above items except the registration and NASD fees are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Bylaws require indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law generally provides that any person who was or is a director or officer may be indemnified against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he or she is involved by reason of the fact that he or she is or was a director or officer if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. However, if the legal proceeding is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless the court in which such action was brought deems it proper.

    The Company currently has in effect policies of insurance which provide insurance protection to its directors and officers against some liabilities which may be incurred by them on account of their services to the Company. The Company has also entered into indemnification agreements with each of its directors and officers, which agreements provide for indemnification to the fullest extent permitted by Delaware law, except that with respect to an action commenced by an indemnitee against the Company or by the indemnitee as a derivative action by or in the right of the Company, such indemnitees shall be indemnified at the discretion of the Board of Directors. Subject to certain limitations, the agreements also provide for indemnification against any and all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any derivative action by or in the right of the Company) to which the indemnitee is, was, or at any time becomes a party or is threatened to be made a party by reason of the fact that the indemnitee is or was at any time a director, officer, employee, or agent of the Company or is or was serving or at any time serves at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

ITEM 16. EXHIBITS

(a) Exhibits

    1.1     Form of Purchase Agreement.

    2.1 Agreement and Plan of Reorganization dated as of June 25, 1996 between the Registrant and Mountain Parks Financial Corp. (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-14439) as declared effective by the Securities and Exchange Commission (the "Commission") on November 6, 1996).

    2.2 Agreement and Plan of Merger dated as of March 8, 1996 between the Registrant, Trinidad Acquisition Corporation and Financial Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-6239) as declared effective by the Commission on August 9, 1996).

    2.3 Stock Purchase Agreement dated as of February 18, 1997, among the Registrant, KeyCorp and Key Bank of the Rocky Mountains, Inc. (incorporated by reference to Exhibit 2.8 to the Registrant's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission as of May 8, 1997 the "1996 10-K").

    2.4 Agreement and Plan of Merger dated as of August 22, 1997, including First Amendment to Agreement and Plan of Merger dated as of the same date, among the Registrant, Summit Acquisition Corporation and First National Summit Bankshares, Inc. (incorporated by reference to
           Exhibit 2.4 to Registrant's Registration Statement on Form S-4 (File No. 333-36091), as filed with the Commission on September 22, 1997 (the "1997 S-4")).

    2.5 Agreement and Plan of Merger dated as of August 28, 1997 among the Registrant, Republic Acquisition Corporation and Republic National Bancorp, Inc. (incorporated by reference to Exhibit 2.5 to the 1997 S-4).

    2.6 Office Purchase and Assumption Agreement by and between Bank One, Arizona, National Association, Bank One, Colorado, National Association, Bank One, Utah, National Association and the Registrant dated as of the 10th day of September, 1997 (incorporated by reference to Exhibit 2.6 to the 1997 S-4).

    4.1 Form of Subordinated Indenture dated December __, 1997 to be entered into between the Registrant and Wilmington Trust Company, as Indenture Trustee.

    4.2    Form of Junior Subordinated Debenture (included as an exhibit to
           Exhibit 4.1).

    4.3    Certificate of Trust of CFB Capital II.

    4.4    Trust Agreement of CFB Capital II dated as of October 6, 1997.

    4.5 Form of Amended and Restated Trust Agreement of CFB Capital II, to be dated December __, 1997.

    4.6 Form of Capital Security Certificate of CFB Capital II (included as an exhibit to Exhibit 4.5).

    4.7    Form of Capital Securities Guarantee Agreement.

    4.8 Form of Agreement as to Expenses and Liabilities (included as an exhibit to Exhibit 4.5).

    5.1    Opinion and Consent of Lindquist & Vennum P.L.L.P.

    5.2    Opinion and Consent of Richards, Layton & Finger, P.A.*

    8.1 Opinion of Lindquist & Vennum P.L.L.P., counsel to the Registrant, as to certain federal income tax matters.*

   12.1    Statement re Computation of Ratios.

   23.1    Consent of Ernst & Young LLP.

   23.2    Consent of Hacker, Nelson & Co., P.C.

   23.3    Consent of Fortner, Bayens, Levkulich and Co., P.C.

   23.4    Consent of Arthur Andersen LLP.

   23.6 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1 above).

   23.7 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2 above)

   24.1 A power of attorney is set forth on the signature page of the Registration Statement.

   25.1 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Amended and Restated Trust Agreement.

   25.2 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture.

   25.3 Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Capital Securities Guarantee Agreement.

   99.1 Report of Arthur Andersen LLP regarding financial statements of Mountain Parks Financial Corp. (incorporated by reference to the 1997 S-4).
--------------

* To be filed by amendment.

ITEM 17.   UNDERTAKINGS

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 9th day of October, 1997.

                              COMMUNITY FIRST BANKSHARES, INC.


                              By /s/ Donald R. Mengedoth
                                 --------------------------------------------
                                 Donald R. Mengedoth
                                 President, Chief Executive Officer
                                 and Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo and the State of North Dakota, on this 9th day of October, 1997.

                              CFB CAPITAL II

                              By /s/ DONALD R. MENGEDOTH
                                 --------------------------------------------
                                 Donald R. Mengedoth,
                                 TRUSTEE

                              By /s/ MARK A. ANDERSON
                                 --------------------------------------------
                                 Mark A. Anderson,
                                 TRUSTEE


                                   POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Mengedoth and Mark A. Anderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 9th day of October, 1997, by the following persons in the capacities indicated.

       Signature                              Title
       ---------                              -----


   /s/ Donald R. Mengedoth      President, Chief Executive Officer,
-----------------------------   Chairman of the Board of Directors and Director
   Donald R. Mengedoth          (principal executive officer)

   /s/ Mark A. Anderson         Executive Vice President, Chief
-----------------------------   Financial Officer, Secretary and Treasurer
   Mark A. Anderson             (principal financial and accounting officer)

   /s/ Patricia A. Adam         Director
-----------------------------
   Patricia A. Adam

   /s/ James T. Anderson        Director
-----------------------------
   James T. Anderson

   /s/ Patrick E. Benedict      Director
-----------------------------
   Patrick E. Benedict

   /s/ Patrick Delaney          Director
-----------------------------
   Patrick Delaney

   /s/ John H. Flittie          Director
-----------------------------
   John H. Flittie

   /s/ Dennis M. Mathisen       Director
-----------------------------
   Dennis M. Mathisen

   /s/ Dean E. Smith            Director
-----------------------------
   Dean E. Smith

   /s/ Thomas C. Wold           Director
-----------------------------
   Thomas C. Wold

   /s/ Harvey L. Wollman        Director
-----------------------------
   Harvey L. Wollman

                                    EXHIBIT INDEX



Exhibit No.     Description
-----------     -----------

   1.1          Purchase Agreement
   4.1          Form of Subordinated Indenture
   4.3          Certificate of Trust of CFB Capital II
   4.4          Trust Agreement of CFB Capital II
   4.5          Amended and Restated Trust Agreement
   4.7          Form of Capital Securities Guarantee Agreement
   5.1          Opinion and Consent of Lindquist & Vennum P.L.L.P.
  12.1          Statement of Computation of Ratios
  23.1          Consent of Ernst & Young LLP
  23.2          Consent of Hacker, Nelson & Co., P.C.
  23.3          Consent of Fortner, Bayens, Levkulich and Co., P.C.
  23.4          Consent of Arthur Andersen LLP
  25.1          Form T-1 - Statement of Eligibility of Wilmington Trust
                Company to act as trustee under the Amended and Restated
                Trust Agreement.
  25.2          Form T-1 - Statement of Eligibility of Wilmington Trust
                Company to act as trustee under the Subordinated Indenture.
  25.3          Form T-1 - Statement of Eligibility of Wilmington Trust
                Company to act as trustee under the Capital Securities
                Guarantee Agreement.
